As filed with the Securities and Exchange Commission on July 24, 1998


                                                  Registration No. 333-39761
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                        PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2/A
                             REGISTRATION STATEMENT



                                      UNDER
                           THE SECURITIES ACT OF 1933

                         COUNTRY STAR RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                          5812                    62-1536550
----------------------       -----------------------   ------------------------
(State or other juris-       Primary Standard Indus-   (I.R.S. Employer Identi-
 diction of incorpora-       trial Classification       fication number)
 tion or organization)       Code Number

4929 WILSHIRE BOULEVARD, SUITE 428, LOS ANGELES, CALIFORNIA 90010   213/634-5588
 (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                              --------------------

                      DAN J. RUBIN, CHIEF EXECUTIVE OFFICER
                         COUNTRY STAR RESTAURANTS, INC.

                       4929 Wilshire Boulevard, Suite 428
                          Los Angeles, California 90010
                                  213/634-5588
           -----------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service

                              --------------------
                                   COPIES TO:

                            ROBERT L. DAVIDSON, ESQ.
                    WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP
                               270 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                           Telephone No. 212/545-4600
                           Facsimile No. 212/686-0114

Approximate date of commencement of proposed sale to the public: As soon as practicable after effective date of the registration statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.               [ ]

                                                            (continued overleaf)

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                            [ ] ----------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box                                     [X]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                   [ ]

                               CALCULATION OF REGISTRATION FEE

                                                               Proposed
                                             Proposed          Maximum
Title of each              Amount            Maximum           Aggregate          Amount of
class of securities        to be             Offering Price    Offering         Registration
To Be Registered           Registered(1)     Per Share(2)      Price(3)              Fee
----------------           -------------     ------------      --------         ------------
Common Stock
Par Value
$.01 Per Share             17,240,767          $.13            $3,641,299       $1,074.18

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-----------
(1) Includes shares of Common Stock owned by certain Selling Shareholders and an indeterminate amount of shares issued upon the conversion of up to $2,100,000 of outstanding principal amounts of certain Convertible Notes held by certain Selling Shareholders or up to an additional $1,400,000 which may be held by such persons under an outstanding line of credit.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

(3) Pursuant to Rule 457(c), the proposed maximum aggregate offering price of all the securities being registered on this Registration Statement has been estimated for purposes of calculating the registration fee by adding (i) the outstanding principal amounts of certain Convertible Notes held by certain Selling Stockholders or which may be held by such persons under an outstanding line of credit and (ii) the product obtained by multiplying the proposed maximum offering price per share, calculated pursuant to Rule 457(c), by the aggregate number of shares of common stock held by the Selling Stockholders.

                         COUNTRY STAR RESTAURANTS, INC.

                              CROSS-REFERENCE SHEET

                              Pursuant to Rule 404

Registration Statement
Item Number and Caption                              Prospectus Caption
-----------------------                              ------------------

1.       Front of the Registration                   Forepart of Registration
         Statement and Outside Front                 Statement and outside Back
         Cover Page of Prospectus                    Cover Page of Prospectus

2.       Inside Front and Outside                    Inside Front and Outside
         Back Cover Pages of Prospectus              Back Cover of Prospectus

3.       Summary Information and Risk                Prospectus Summary; Risk
         Factors                                     Factors

4.       Use of Proceeds                             Not Applicable

5.       Determination of Offering Price             Outside Front Page; Plan
                                                     of Distribution

6.       Dilution                                    Not Applicable

7.       Selling Stockholders                        Plan of Distribution

8.       Plan of Distribution                        Outside Front Cover; Plan
                                                     of Distribution

9.       Legal Proceedings                           Legal Proceedings

10.      Directors, Executive Officers,              Management
         Promoters and Control Persons

11.      Security Ownership of Certain               Principal Stockholders
         Beneficial Owners and Management

12.      Description of Securities                   Outside and Inside Cover of
                                                     Prospectus; Capital Stock

13.      Interest of Named Experts and               Legal Matters
         Counsel

14.      Disclosure of Commission Position           Management-Indemnification
         on Indemnification for Securities
         Act Liabilities

15.      Organization Within Last Five Years         Prospectus Summary

Registration Statement
Item Number and Caption                              Prospectus Caption
-----------------------                              ------------------

16.      Description of Business                     Prospectus Summary;
                                                     Business

17.      Management's Discussion and                 Management's Discussion
         Analysis of Plan or Operation

18.      Description of Property                     Business

19.      Certain Relationships and                   Certain Transactions
         Related Transactions

20.      Market for Common Equity and                Outside Front Cover;
         Related Stockholder Matters                 Description of Capital
                                                     Stock

21.      Executive Compensation                      Management

22.      Financial Statements                        Financial Statements

23.      Changes in and Disagreements With           Management's Discussion
         Accountants on Accounting and
         Financial Disclosure

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                   PRELIMINARY PROSPECTUS DATED JULY 24, 1998
                              SUBJECT TO COMPLETION



                         COUNTRY STAR RESTAURANTS, INC.


                        __________ Shares of Common Stock
                            $.01 PAR VALUE PER SHARE
                        ---------------------------------



         This Prospectus relates to (i) 1,086,921 shares of common stock, $.01 par value (the "Common Stock"), of Country Star Restaurants, Inc., a Delaware corporation (the "Company"), held by, and which may be offered from time to time by, a number of persons and entities (collectively the "Selling Stockholders"), and offered from time to time by certain of the Selling Stockholders, and (ii) an indeterminate number of shares (approximately 16,153,846) of Common Stock presently issuable upon conversion of the outstanding principal amount of certain Convertible Notes, plus accrued and unpaid interest, held by certain of the Selling Stockholders (the "Notes"). See "Selling Stockholders and Plan of Distribution." The Common Stock being offered hereby includes 6,153,846 shares issuable upon conversion of certain Convertible Notes held by Dan J. Rubin, President, Chairman of the Board of Directors, Chief Executive Officer and a Director of the Company, and these shares constitute Mr. Rubin's entire equity interest in the Company. The shares of Common Stock registered hereunder are sometimes referred to as the "Securities." All costs in connection with the registration of the Securities are being borne by the Company. The Company will not receive any of the proceeds from the sale of the Securities pursuant to this Prospectus. The shares of Common Stock registered hereunder are sometimes referred to as the "Common Stock" or the "Securities."


         The Common Stock is quoted on the OTC Bulletin Board under the symbol "CAFE." The closing bid and asked price of the Common Stock on April 1, 1998 were $.19 and $.20, per share, respectively.


                THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND
             INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL
                DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS
             WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                    SEE "RISK FACTORS" COMMENCING ON PAGE 12

                         ------------------------------


             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
               STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
================================================================================
                         Price             Underwriting              Proceeds to
                           to              Discounts and               Selling
                         Public            Commissions(1)           Stockholders
--------------------------------------------------------------------------------
Per Share............     $___                  N/A                     $___
================================================================================

--------
(1)  Not Applicable.

         The Selling Stockholders Shares may be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. To the extent required, the number of Securities to be sold, the respective purchase price and public offering price, the name of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in and accompanied by a Prospectus Supplement. See "Selling Stockholders Plan of Distribution."

         Any agents, dealers or underwriters that participate with the Selling Stockholders in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profits on the resale of the Selling Stockholders' shares, may be deemed to be underwriting commissions or discounts under the Securities Act. Under applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation Regulation M, any person engaged in a distribution of securities may not simultaneously engage in market-making activities with respect to such securities for a period beginning on the later of five business days, or such other period as may be required by Regulation M, prior to the determination of the offering price or such time that a person becomes engaged in the distribution and ending when the distribution is completed (for a selling security holder) or when any other person's participation has been distributed. In addition to, and without limiting the foregoing, each of the Selling Stockholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the Securities by each of the Selling Stockholders or any such other person. All of the foregoing may affect the marketability of the Securities.


                  The date of this Prospectus is July ___, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, as well as at the following regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains an Internet Web-Site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

         The Company has filed with the Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits thereto, copies of which may be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof, each such statement contained herein is qualified in its entirety by such reference.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed descriptions and financial information and statements appearing elsewhere in this Prospectus and the documents incorporated herein by reference. All information concerning the Company's issued and outstanding Common Stock and all financial information presented on a per share basis reflects a one-for-ten reverse stock split effective February 12, 1998.

         This Prospectus contains forward looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

THE COMPANY

         The Company, Country Star Restaurants, Inc., develops, constructs, owns and operates country theme restaurants combining high quality, moderately priced food with a casual, family oriented environment. The Company currently operates two restaurants, located in Hollywood, California and Las Vegas, Nevada.


         The Company was formed in May of 1993 and, prior to the opening of the initial Country Star Restaurant on April 2, 1994, did not generate any revenue. The Company had revenues from Country Star Hollywood in 1995, its first full calendar year of operations, of approximately $5,200,000. During 1996, the Company had revenues of approximately $4,200,000 from Country Star Hollywood and approximately $3,850,000 from its other restaurants, for total revenues of approximately $8,050,000. During 1997, the Company had revenues of approximately $3,318,000 from Country Star Hollywood, approximately $2,686,000 from Country Star Las Vegas, and total revenues of approximately $6,279,000. Total operating expenses increased from approximately $11,850,000 in 1995, to approximately $27,637,000 in 1996 and to approximately $24,574,000 in 1997. The increase in operating expenses during 1996 and 1997 could not be funded by the increase in revenues. The Company's net loss for 1996 and 1997 was $16,780,382 and $17,246,290, respectively. The Company closed its Atlanta restaurant in 1997. The Company continued to fund its operations by the private sale of the Company's equity securities. The Company anticipates that it will continue to have substantial capital needs of approximately $500,000 to $1,000,000 for 1998 that would not be funded from operations and would continue to need to raise capital through equity or debt financings.


         In recent years theme restaurants have gained increasing popularity, as a number of such restaurants featuring a variety of different themes have opened. Two popular and well known restaurants of this genre are Planet Hollywood(R) and Hard Rock

Cafe(R), both of which combine an entertainment component with a casual dining atmosphere. Aside from enhancing the dining experience, the entertainment component also provides an additional revenue stream, predominantly from merchandise sales. Patrons of theme restaurants have evidenced a willingness to purchase souvenir T-shirts, hats, mugs, and other items bearing the logo and reflecting the lifestyle of the particular theme restaurant. These retail sales are typically at higher profit margins than food sales, inclusive of labor costs.

         The Company believes that its country theme provides a distinctly American experience which, combined with its casual, high-quality dining in a state-of-the-art multimedia environment, is a format with wide demographic appeal. The Company believes that the country theme is an under-exploited segment of quality dining in the restaurant industry and will fill a niche in the casual dining segment of the restaurant industry, and therefore represents an attractive opportunity for the Company.

         The Company has no present expansion plans, although the Company may explore non-capital intensive ways of promoting the Company's business, such as licensing agreements, joint ventures and other opportunities. Such expansions may include off-site catering of parties and at music venues or the establishment of limited menu restaurants in food courts located throughout the United States and in foreign locations. The Company may seek to pay for its portion of any such expansion by issuing shares of its Common Stock. It is anticipated that any of the future Country Star Restaurants, although modeled after its flagship Country Star Restaurants, will be smaller and less expensive to construct. The Company will seek to leverage the recognition and publicity achieved by its flagship Country Star Restaurants to support its smaller Country Star Restaurants. The Company believes that the reduced scale of these smaller Country Star Restaurants will result in lower overall costs to develop, construct and open.

         One of the Company's key priorities in the near term is to inject new excitement into the Company's restaurant business in order to stimulate greater customer traffic. The Company plans to increase the frequency of celebrity events and promotions and broaden the number of celebrities associated with the Company, with an emphasis on new, up-and-coming stars. In addition, the Company is taking steps to broaden the appeal of its restaurants through menu revisions, the acceptance of reservations in certain markets and greater promotion of group sales, in order to attract more local residents to augment the Company's primarily tourist customer base.

         The Company is presently exploring a number of potential opportunities to increase revenues at the Las Vegas restaurant, including targeted advertising and promotions directed to guests staying in hotels without significant on-site restaurant capacity, the possibility of serving as a venue for a dinner show and/or cocktail show, and the development of more substantial business through the Company's existing contacts in the tour and travel industry. The Company is also seeking to increase its name brand recognition and establish a secondary meaning in the marketplace for Country Star Restaurants.

         The Company's principal offices are located at 4929 Wilshire Boulevard, Suite 428, Los Angeles, California 90010, and its telephone number is 213/634-5588.

                                  THE OFFERING


Securities offered(1).............          Approximately 17,240,767 Shares of
                                            Common Stock.

Common Stock to be Outstanding
  After this Offering. ...........          24,779,231 shares of Common Stock.

Use of Proceeds ..................          The Company will not receive any of
                                            the proceeds from the sale of the
                                            Securities pursuant to this
                                            Prospectus.

Risk Factors .....................          An investment in the Securities
                                            offered hereby involves a high
                                            degree of risk and should be made
                                            only by investors who can afford the
                                            loss of their entire investment. See
                                            "Risk Factors."

NASDAQ Symbols ...................          Common Stock -- CAFE


(1) 16,153,849 shares of the securities offered hereby will be issued to repay the loans in the principal amount of $2,100,000 from Dan Rubin and a pension trust controlled by the father of Dan Rubin. The loans are evidenced by a convertible note which is convertible into that number of shares of Common Stock determined by dividing the principal amount of the loan by the lesser of (i) $13.30; or (ii) 80% of the average closing bid price of the Common Stock for the five consecutive trading days preceding the date of conversion. See "Risk Factors."

                         SUMMARY SELECTED FINANCIAL DATA


                                                        Year Ended December 31
                                                 -----------------------------------
                                                     1997                   1996
------------------------------------------------------------------------------------
                                                              (Audited)
STATEMENT OF OPERATIONS DATA

  Food and Beverage .......................      $  5,744,789           $  7,048,023
  Merchandise .............................           534,273              1,011,392
                                                 ------------           ------------

                                                    6,279,062              8,059,415
COST AND EXPENSE:
Cost of revenues:
 Food and beverage ........................         1,924,113              2,222,506
 Merchandise ..............................           451,942                656,760
Labor .....................................         2,650,871              3,917,988
Rent ......................................         2,465,450              1,275,860
Other restaurant operating ................         1,273,895              1,967,020
Selling general and administrative ........         3,590,291              8,801,764
Depreciation and amortization .............         1,058,608              1,210,658
Settlement of stockholders' claims ........           980,384              2,000,000
Loss on disposal of assets ................        10,178,560                     --
Impairment of long-lived assets ...........                --              5,584,458
                                                 ------------           ------------

                                                   24,574,114             27,637,041
LOSS FROM OPERATIONS ......................       (18,295,052)           (19,577,626)
                                                 ------------           ------------
OTHER INCOME (EXPENSE):
 Interest income ..........................             7,254                302,626
 Interest expense .........................          (410,281)              (375,936)
 Embedded interest expense ................        (2,346,286)                    --
                                                 ------------           ------------
MINORITY INTEREST                                   2,124,446              2,870,554
EXTRAORDINARY ITEM --
 SETTLEMENT OF TRADE PAYABLES                       1,673,629                     --
                                                 ------------           ------------

NET LOSS ..................................      $(17,246,290)          $(16,780,382)
                                                 ============           ============

 Net loss per common share ................      $      (5.38)          $     (15.54)
                                                 ============           ============

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF COMMON SHARES OUTSTANDING .......         3,208,465              1,107,481
                                                 ============           ============

STATEMENT OF OPERATIONS DATA:

                                                     For The Quarter Ended March 31,
                                                     -------------------------------
                                                           1998           1997
                                                     -------------    --------------
                                                              (Unaudited)
REVENUES:
  Food and beverage                                    $   845,778       $ 2,027,617
  Merchandise                                               43,482           236,858
                                                       -----------       -----------
                                                           889,260         2,264,475
                                                       -----------       -----------
COST AND EXPENSES:
  Cost of revenues:
    Food and beverage                                      293,532           730,615
    Merchandise                                             39,492           189,821
  Labor                                                    453,599           940,143
  Rent                                                      81,629           676,175
  Other restaurant operating                               187,064           476,074
  Selling, general and administrative                      547,813         1,401,356
  Depreciation and amortization                            148,349           385,522
                                                       -----------       -----------
                                                         1,751,478         4,799,706
                                                       -----------       -----------
LOSS FROM OPERATIONS                                      (862,218)       (2,535,231)
                                                       -----------       -----------

OTHER INCOME (EXPENSE):
  Interest income                                               --             2,447
  Interest expense                                         (30,876)          (70,204)
  Embedded interest expense                               (212,500)       (1,009,662)
                                                       -----------       -----------
                                                          (243,376)       (1,077,419)
                                                       -----------       -----------

LOSS BEFORE MINORITY INTEREST AND EXTRAORDINARY ITEM    (1,105,594)       (3,612,650)

MINORITY INTEREST                                               --           413,050
                                                       -----------       -----------
LOSS BEFORE EXTRAORDINARY ITEM                          (1,105,594)       (3,199,600)

EXTRAORDINARY ITEM - SETTLEMENT OF NOTES PAYABLE,
  NET OF 0 TAXES                                         1,527,890                --
                                                       -----------       -----------

NET INCOME (LOSS)                                      $   422,296       $(3,199,600)
                                                       ===========       ===========

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE:
  Loss before extraordinary item                       $     (0.13)      $     (2.18)
  Extraordinary item                                          0.18                --
                                                       -----------       -----------

  Net income (loss) per common share                   $      0.05       $     (2.18)
                                                       ===========       ===========


BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING                             8,493,113         1,470,800
                                                       ===========       ===========


                                                   December 31, 1997      March 31, 1998
                                                   -----------------    -----------------
                                                       (Audited)           (Unaudited)

BALANCE SHEET DATA:
Working Capital (deficit)                                 (353,050)       (2,397,763)
Total Assets                                             7,094,159         5,856,897
Total Liabilities                                        5,138,772         2,949,214
Shareholders' Equity                                     1,955,387         2,907,683

                                  RISK FACTORS

         Investment in the Company's securities involves a high degree of risk. In addition to the other information in this Prospectus, the following risk factors should be considered carefully by prospective investors in evaluating the Company and its business before purchasing the Shares.

         CONTINUING LOSSES; GOING CONCERN QUALIFICATION. The Company opened its first Country Star Restaurant in August, 1994 and two more restaurants in 1996. The Company has continued to incur operating losses. During 1997, the Company permanently closed one of its restaurants. For the fiscal year ended December 31, 1997, the Company had a net loss of $17,246,000. The Company's independent certified public accountants have rendered a going concern qualification to their opinion on the Company's 1997 financial statements and stated that the Company has experienced significant losses in 1996 and 1997, and is experiencing cash flow shortages and that these factors "raise substantial doubt about the Company's ability to continue as a going concern."

         IMMEDIATE NEED FOR ADDITIONAL CAPITAL AND ADDITIONAL FINANCING. The Company's ability to generate operating and net income in the future will depend on the success of its operating restaurants. There can be no assurance that the Company will be profitable in the future. The Company experienced a loss of over $34,000,000 for the two year period ended December 31, 1997 and its cash balance at March 25, 1998 was less than $10,000. During 1997 the Company continued to fund its operations by the private sale of the Company's equity securities. The Company anticipates that it will continue to have substantial capital needs that cannot be funded completely from operations and will be required to raise additional capital through equity or debt financings. Such sources of financing, if available, may include bank financing, third party equity investors, capital leases, private limited partnerships, joint venture financing and sale leaseback arrangements. The Company has a line of credit in the amount of $3,500,000 of which approximately $1,900,000 is currently outstanding; however, the Lenders are under no obligation to make additional advances under the line of credit and all such advances are in the discretion of the Lenders. The Company has no other current arrangement with respect to, or potential sources of, additional financing. Consequently, there can be no assurance that any additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse effect on the Company. In addition, any additional equity financing may involve substantial dilution to the interests of the Company's then existing stockholders. See "Use of Proceeds," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

         UNCERTAIN FUTURE OPERATING RESULTS. The Company's future profitability will depend upon, among other things, the Company's ability to generate a level of revenues sufficient to offset its cost structure in addition to reducing its operating costs on a per location basis. There can be no assurance that the Company will achieve significantly increased revenues or maintain profitable operations.

         LIMITED RESTAURANT BASE; DEPENDENCE UPON TWO PRINCIPAL RESTAURANTS; HIGH RESTAURANT FAILURE RATE. All of the Company's revenues are presently derived from only two restaurants. One other restaurant was recently closed and never achieved profitable operations. The Company's Las Vegas restaurant lease will terminate on September 30, 1998 unless the lessor and the Company mutually agree to extend the lease on a month-to-month basis. There can be no assurance that any new restaurants will be opened or if opened will be successful or operate profitably. The lack of success or closing of any of the Company's existing restaurants, or the unsuccessful operation of any new restaurant, would have a material adverse effect upon the financial condition and results of operations of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         CONTROL BY MANAGEMENT. Dan Rubin is the Chief Executive Officer and President of the Company and a Director of the Company. Dan Rubin is in control of the management and the day to day operations of the Company. In addition, he claims the right to appoint three members of the Board of Directors of the Company, constituting a majority of and control of the Board of Directors. This right was granted by the Company to Cameron Capital Ltd. and assigned by it to Dan Rubin in connection with the February 12, 1997 Financing and Change in Control. This control may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which holders of Common Stock might otherwise receive a premium for their shares over then current market prices. See "Risk Factors - Potential Conflict of Interest of Dan Rubin."


         DEPENDENCE UPON CHIEF EXECUTIVE OFFICER. Dan Rubin is the Chief Executive Officer and President of the Company. Mr. Rubin is the only employee of the Company who also serves as an executive officer. The Company is dependent upon Dan Rubin and his managerial efforts for the conduct and supervision of the management and day to day operations of the Company. Dan Rubin has no prior experience in managing or operating any business comparable to the Company. There is no written agreement relating to the employment of Dan Rubin by the Company and such employment is terminable at will at any time by either Dan Rubin or the Company. If Dan Rubin were to resign, there is no assurance the Company would be able to retain another chief executive officer or chief operating officer and the inability to do so could materially adversely effect the Company and its business. See "Management - Certain Transactions."

         POTENTIAL CONFLICT OF INTEREST OF DAN RUBIN. Dan Rubin has a security interest in all the assets of the Company to secure his line of credit to the Company in the aggregate amount of $3,500,000 of which approximately $800,000 has been loaned to the Company to date. In addition, on February 18, 1998, a pension trust controlled by the father of Dan Rubin loaned $1,300,000 to the Company and received convertible notes which are also secured by all the assets of the Company. There may be a conflict of interest between a creditor and stock investors in a company. A creditor may have incentive to conduct the Company's affairs so as to maximize his claims against the Company's assets and his security interest may insulate him from the Company's negative performance. There can be no assurance that future transactions or arrangements between the Company and Dan Rubin will be advantageous to the Company, that conflicts of interest will not arise with respect thereto, or that if conflicts do arise, they will be resolved in a manner favorable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management - Certain Transactions."

         POTENTIAL ADVERSE EFFECT OF SALE OF SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS. The Company currently has 8,625,385 shares outstanding, the Selling Stockholders may sell up to 17,240,767 shares pursuant to this Offering. The sale, or availability for sale, of substantial amounts of shares of Common Stock pursuant to this Offering could materially adversely affect the market price of the Securities and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. See "The Offering."

         CONTRACTOR LITIGATION IN ATLANTA; ATLANTA AND LAS VEGAS LIEN CLAIMS. On February 3, 1998, Pacific Southwest Design, Inc. filed a suit in Atlanta against the Company claiming damages of $597,659 for failure to pay amounts due for services rendered. The Company intends to vigorously defend against this action and has counterclaimed for damages in an undetermined amount for the contractor's breach of contract and failure to perform work which caused the Company to lose its Atlanta lease. In addition, certain contractors have filed claims of lien against the Company's Atlanta and Las Vegas restaurants that have not been cleared by the posting of a bond or any payment. Such claims of lien total approximately $1,200,000. While management believes that the probable resolution of the litigation matters described above will not materially affect the consolidated financial position or results of operations of the Company, there can be no assurance that the Company will prevail in these litigations. See "Business - Legal Proceedings."

         NASD DELISTING OF COMMON STOCK. The National Association of Securities Dealers, Inc. (the "NASD") delisted the Company's Common Stock from the NASD National Market system on March 10, 1998. The Company's Common Stock is currently listed in the NASDAQ's OTC Bulletin Board. If the Company is unable to satisfy the NASDAQ requirements for continued trading in the NASDAQ's OTC Bulletin Board, the liquidity of the Company's Common Stock could be impaired.

         SITE LOCATIONS. The choice of site location for each Country Star Restaurant is extremely important to the potential success of the particular establishment. The Company will be competing with a wide range of establishments in attempting to identify and secure desirable locations. Although the Company believes that it will be able to locate additional suitable sites, there can be no assurance that such sites will be available or viable or on economic terms acceptable to the Company.

         RISKS RELATING TO ANY EXPANSION. The Company is currently considering a strategy to expand its operations and may seek to open additional restaurants. There can be no assurance that the Company will be successful in opening any restaurants in a timely manner, or at all, or that, if opened, those restaurants will operate profitably. See "Business -- Strategy."

         DEVELOPMENT AND CONSTRUCTION DELAYS. In connection with the development and construction of any new Country Star Restaurants, a number of events over which the Company will have no control could occur which might materially adversely affect the costs and completion time of such projects. Such events include governmental regulatory approvals, shortages of or the inability to obtain labor and/or materials, inability of the general contractor or subcontractors to perform under their contracts, strikes, adverse weather conditions and acts of God, availability and cost of needed debt or lease financing, and changes in Federal, state or local laws or regulations. In addition, the Company will also be dependent on unaffiliated third parties to complete the construction of its Country Star Restaurants. Accordingly, there can be no assurance that the Company will be able to complete any Country Star Restaurant in a timely manner or within its proposed budget.

         NEED FOR ADDITIONAL PERSONNEL. The Company's ability to successfully open and operate additional Country Star Restaurants will depend upon the Company's hiring and retaining additional personnel who are experienced in the operation of casual dining restaurants, of which there can be no assurance. The Company's failure to hire additional experienced personnel will have a material adverse effect on the ability of the Company to open and successfully operate Country Star Restaurants and to expand its operations thereafter.

         SIGNIFICANT INDUSTRY COMPETITION; SPECIAL RESTAURANT INDUSTRY CONSIDERATIONS. The restaurant industry is intensely competitive with respect to price, service, location and food quality. There are many competitors of the Company, such as Planet Hollywood(R) and Hard Rock Cafe(R), that are better established, have substantially greater financial, marketing and other resources, have been in existence for a substantially longer period of time and have greater name brand recognition. Further, the restaurant industry is significantly affected by many external factors, including changes in the national economy or in regional or local economics, changes in the demographics of areas in which restaurants are situated, changes in consumer preferences and demands (including increased awareness of nutrition), and increases in the number and density of restaurants in a particular locale. Factors such as inflation and food costs may also affect the restaurant industry. There can be no assurance that the Company will be able to success- fully compete in the restaurant industry. Further, casinos in Las Vegas, in an attempt to attract patrons, will often subsidize restaurants located on their premises. Country Star Las Vegas will also have to compete with those restaurants which, because they are subsidized by the casinos in which they are located, are able to offer reduced prices. Nevertheless, the Company does not intend to adopt a special pricing strategy for Country Star Las Vegas, as the Company does not believe that the failure to do so will have a material adverse effect on the Company.

         INTELLECTUAL PROPERTY RIGHTS. The Company has made such appropriate filings and registrations that it has deemed appropriate and sufficient in its business judgment to protect the Company's name in all appropriate categories, and taken such other actions necessary to obtain and protect all trademarks, copyrights, tradenames, tradedress and all other intellectual property rights, relating to its Country Star Restaurants, although there can be no assurance that the Company will be able to effectively protect its rights. To date, the Company has been issued a Federal registration by the United States Patent and Trademark Office for the "Country Star" trademark for clothing and restaurant services. Third parties may attempt to exercise alleged rights in any of the trademarks, copyrights or other intellectual property rights or appropriate any trademarks, copyrights, or other intellectual property rights established by the Company, and the Company's failure or inability to establish appropriate copyrights and trademarks, or to adequately protect any of its intellectual property rights, may have a material adverse effect on the Company.

         NO DIVIDENDS WITH RESPECT TO COMMON STOCK. The Company has not paid any dividends since inception and does not intend to pay dividends in the foreseeable future with respect to its Common Stock.

         ANTI-TAKEOVER LAW: ISSUANCE OF OTHER STOCK. The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware, an anti-takeover statute enacted in 1988. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination of the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior did own) 15% or more of a corporation's outstanding voting stock. This provision may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. As a result of Section 203, potential acquirors of the Company may be discouraged from attempting to effect acquisition transactions with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

         In addition, the board of directors of the Company (the "Board of Directors") may issue one or more series of preferred stock or additional Common Stock without any action on the part of the stockholders of the Company, the existence and/or terms of which may adversely affect the rights of holders of the Common Stock. In addition, the issuance of any such additional preferred stock or Common Stock may be used as an "anti-takeover" device without further action on the part of the stockholders. Issuance of additional preferred stock or Common Stock, which may be accomplished through a public offering or a private placement to parties favorable to current management, may dilute the voting power of holders of Common Stock (such as by issuing preferred stock with super voting rights) and may render more difficult the removal of current management, even if such removal may be in the stockholders' best interests.

         INDEMNIFICATION AND EXCULPATION OF OFFICERS AND DIRECTORS. The Company's Certificate of Incorporation provides for indemnification of officers and directors to the fullest extent permitted by Delaware law. In addition, under the company's Certificate of Incorporation, no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. As a result of such provisions in the Certificate of Incorporation and the By-Laws of the Company, stockholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties, which may reduce the likelihood of stockholders instituting derivative litigation against directors and officers and may discourage or deter stockholders from suing directors, officers, employees and agents of the Company for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its stockholders.

         GOVERNMENT REGULATION. The Company is subject to various Federal, state and local laws affecting its business. Each of the Company's restaurants will be subject to licensing regulation by numerous governmental authorities, which may include alcohol beverage control, building, health and safety, and fire agencies in the state or municipality in which the restaurant is located. Difficulties in obtaining or failure to obtain the necessary licenses or approvals could delay or prevent the development of a new restaurant in an area.

         Alcoholic beverage control regulations in each state require that the Company's restaurants apply to the specific state authority and, in certain locations, county and municipal authorities for a license or permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Typically, an alcoholic beverage license must be renewed annually and may be revoked or suspended for cause at any time. Alcohol beverage control regulations relate to numerous aspects of the daily operations of the Company's restaurants, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages. The failure of a restaurant to obtain or retain a liquor or food service license would adversely affect the particular restaurant's operations.

         Restaurants in most states are subject to "dram shop" laws and legislation, which imposes liability on licensed alcoholic beverage servers for injuries or damages caused by their negligent service of alcoholic beverages to a visibly intoxicated person or to a minor, if such service is the proximate cause of the injury or damage and such injury or damage is reasonably foreseeable. The Company maintains liquor liability insurance as part of its existing comprehensive general liability insurance, which it believes to be adequate to protect against such liability, although there can be no assurance that it will not be subject to a judgment in excess of such insurance coverage or that it will be able to continue to maintain such insurance coverage at reasonable costs or at all. The imposition of a judgment substantially in excess of the Company's insurance coverage would have a material adverse effect on the Company. In the event that such insurance coverage were to become unavailable in the future, it could materially and adversely affect the Company.

                            PRICE RANGE OF SECURITIES

         Commencing on December 15, 1993, the date of the Company's initial public offering, through April 21, 1995, the Company's Common Stock, par value $.01 per share (the "Common Stock") and redeemable warrants (the "Redeemable Warrants") were quoted on the NASDAQ SmallCap Market. On April 21, 1995, the Redeemable Warrants were redeemed by the Company and delisted from the NASDAQ SmallCap Market. From November 10, 1995 through May 10, 1997, the Company's 6% Series A Cumulative Convertible Preferred Stock (the "Preferred Stock"), was quoted on the NASDAQ National Market. On May 10, 1997 the Convertible Preferred Stock was automatically converted into Common Stock. This automatic conversion occurred pursuant to the terms and privileges of the Preferred Stock as adopted by the Board of Directors of the Company. From November 10, 1995 through March 10, 1998 the Common Stock was quoted on the NASDAQ National Market. From March 11, 1998 to date the Common Stock was quoted on the OTC Bulletin Board. The high and low bid quotations, on a quarterly basis, for the Common Stock for calendar years 1996 and 1997 is set forth below. The prices for the Common Stock are adjusted to reflect a one-for-ten reverse split which became effective February 12, 1998 and all of the prices set forth below reflect inter-dealer prices, without retail mark up, mark down or commission and may not reflect actual transactions:

1997                                        Common Stock
----                                        ------------
                                            Quoted Bid Price
                                            ----------------
                                            High         Low
                                            ----         ---

First Quarter                              15 5/8      4 11/16
Second Quarter                             7  3/16     3 3/4
Third Quarter                              5  5/8      1 1/4
Fourth Quarter                             1  9/16       5/32

1996                                        Common Stock
----                                        ------------
                                            Quoted Bid Price
                                            ----------------
                                            High         Low
                                            ----         ---

First Quarter                              37 1/2       18 3/4
Second Quarter                             54 3/8       30
Third Quarter                              45 5/8       21 1/4
Fourth Quarter                             25 5/8       2  3/16


         On April 1, 1998, the closing bid and asked prices of the Common Stock as reported on the OTC Bulletin Board were $.19 and $.20, respectively. On April 1, 1998, there were 280 holders of record of Common Stock and approximately 6,650 beneficial owners of Common Stock.

         On March 10, 1998, the National Association of Securities Dealers, Inc. (the "NASD") delisted the Company's Common Stock from the NASDAQ National Market because of the Company's failure to meet listing requirements concerning minimum bid price and market value of public float and advised the Company its securities may be eligible to trade on the OTC Bulletin Board. The Company will take all actions reasonably necessary for there to be an active trading market for its outstanding Common Stock.

DIVIDENDS

         No cash dividends have been paid on the Common Stock by the Company and management does not anticipate paying cash dividends in the foreseeable future.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS


         The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION


         The Company was formed in May of 1993 and, prior to the opening of the initial Country Star Restaurant on April 2, 1994, did not generate any revenue. The Company had revenues from Country Star Hollywood in 1995, its first full calendar year of operations, of approximately $5,200,000. During 1996, the Company had revenues of approximately $4,200,000 from Country Star Hollywood and approximately $3,850,000 from its other restaurants, for total revenues of approximately $8,050,000. During 1997, the Company had revenues of approximately $3,318,000 from Country Star Hollywood, approximately $2,686,000 from Country Star Las Vegas, and total revenues of approximately $6,279,000. Total operating expenses increased from approximately $11,850,000 in 1995, to approximately $27,637,000 in 1996 and to approximately $24,574,000 in 1997. The increase in operating expenses during 1996 and 1997 could not be funded by the increase in revenues. The Company's net loss for 1996 and 1997 was $16,780,382 and $17,246,290, respectively. The Company continued to fund its operations by the private sale of the Company's equity securities. As of December 31, 1997, the Company anticipated that it would continue to have substantial capital needs that would not be funded from operations and would continue to need to raise capital through equity or debt financings.

         New management has been implementing operational changes since February 12, 1997, that it believes will help the Company realize income from operations. These operational changes include methods of revenue enhancement and reduction of direct operating costs and corporate overhead. Methods of revenue enhancement adopted by Management include (i) licensing of the Las Vegas Restaurant to private parties after the close of regular business hours, (ii) hosting of live vents at both the Hollywood and Las Vegas Restaurants, (iii) development of wholesale business by finding customers in the tour and travel business, and
(iv) modifications in the Company's advertising program in order to target likely customers. The new plans and policies implemented by Management to reduce expenses included the establishment of direct corporate supervision over the purchase of food, beverage and other items used in the operation of the Company's restaurants. This resulted in the Company eliminating certain vendors and adding other vendors in order to achieve the best possible cost for the Company's purchases. These actions have resulted in reductions in the Company's food and beverage costs. In addition, the Company has established direct corporate supervision over staffing in the restaurants in order to achieve the lowest possible personnel costs in light of the Company's business. The impact of these changes will not be realized until the second quarter of calendar year 1998 and subsequent periods. The Company believes that it will need additional capital to fund operations until it can obtain profitability. Lenders have indicated to Management that they will make discretionary advances needed to fund cash flow deficiencies for the balance of 1998.



RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997


         For the year ended December 31, 1997, revenues of the Company decreased from approximately $8,059,000 to approximately $6,279,000. The decrease was attributable primarily to two factors. First, the closing of the Atlanta restaurant in early 1997 caused a decrease in revenues of approximately $400,000 from 1996. Second, revenues at the Hollywood and Las Vegas restaurants decreased by approximately $1,400,000 from 1996 to 1997. The decrease in revenues of the Hollywood and Las Vegas restaurants was attributable primarily to the Company's inability during 1997 to expend significant sums on advertising and promotional activities, resulting in reduced customer volume.

         For the year ended December 31, 1997, the Company had a net loss of approximately $17,246,000. The Company believes that the loss was attributable to the Company's inability to overcome the factors that resulted in the Company's 1996 loss of approximately $16,780,000. These factors include the failure of the Company to realize chances for increasing revenues because of inadequate entertainment and a lack of management supervision at the Restaurant sites. These factors also include a lack of direct management supervision over selling, general and administrative expenses in relation to overall revenues and a lack of direct management supervision over food and beverage, merchandise and labor purchasing.

         During 1997 the Company expended substantial sums on activities relating to the possible reopening of the Atlanta restaurant. Ultimately, the Company determined that it would not be possible to reopen the Atlanta restaurant on a profitable basis. Costs and expenses for 1997 include a loss on disposal of assets of approximately $10,179,000 related to the closure of the Atlanta restaurant and the lease modification of the Las Vegas restaurant.

         The Company recognized a loss on disposal of assets at its Las Vegas restaurant because of a lease modification, even though the Company continues to operate this Restaurant. The Company anticipates a contribution to results of operations for 1998 from the Las Vegas restaurant.



REVENUE

         FOOD AND BEVERAGE

         For the year ended December 31, 1997 food and beverage revenues were $5,745,000 representing approximately 91% of total revenue.

         MERCHANDISE

         For the year ended December 31, 1997 merchandise revenues were $534,000, representing approximately 9% of total revenue.

OPERATING EXPENSES

         FOOD AND BEVERAGE COST OF SALES

         Food and beverage cost of sales for the year ended December 31, 1997 were $1,924,000, representing approximately 33% of food and beverage revenue.

         MERCHANDISE COST OF SALES

         Merchandise cost of sales for the year ended December 31, 1997 were $452,000, which represented 85% of merchandise revenue. Management is in the process of reducing sales of low margin merchandise in order to reduce merchandise costs as a percentage of merchandise sales. In addition, the Company has introduced merchandise in the Las Vegas restaurant that emphasizes Las Vegas oriented themes in addition to the country theme.

         PAYROLL AND RELATED TAXES

         Payroll and related taxes at Country Star Hollywood were $2,651,000, representing approximately 42% of total revenues for the year ended December 31, 1997. Management believes the levels of labor costs were the result of inadequate controls and has taken steps to reduce labor costs as a percentage of total revenues for 1998. Such steps have included the termination of certain personnel and the reassignment of other personnel.

         RENT

         Rent expenses were $2,465,000 for the year ended December 31, 1997, representing approximately 39% of total revenue for year ended December 31, 1997. Rent expenses include amortization of total base rentals over a straight-line basis. Consequently, $798,000 of deferred rent expenses are included in 1997 rent expenses.

         OTHER OPERATING COSTS

         Other operating costs for the year ended December 31, 1997 were $1,274,000, representing approximately 20% of total revenue for the year ended December 31, 1997. Other operating costs consist primarily of repair and maintenance, restaurant supplies, restaurant entertainment, insurance, credit card fees, utilities and management fees.

INTEREST EXPENSE

         Interest expense was $410,000, and embedded interest expense was $2,346,000. Embedded interest expense arises from the discount feature of the convertible debt instruments and line of credit advances issued by the Company.

SELLING, GENERAL AND ADMINISTRATIVE

         Selling, general and administrative expenses for the year ended December 31, 1997 were $3,590,000. Selling, general and administrative expenses include corporate salaries of $786,000 including related payroll taxes and employee benefits, advertising and corporate promotions of $402,000, legal and professional fees of $1,124,000, insurance expense of $118,000, travel related costs of $63,000 and office rent of $80,000. The Company believes that it has taken sufficient steps to reduce selling, general and administrative expenses to a level commensurate with current sales levels.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996

         For the year ended December 31, 1996, revenues from Country Star Hollywood decreased from approximately $5,200,000 to $4,200,000. Revenues from the Company's two other restaurants commenced in 1996 and totaled approximately $3,850,000.

         For the year ended December 31, 1996, the Company had a net loss of approximately $16,780,000. Current management, which took over the Company on February 12, 1997, believes that the net loss is a result of (i) the failure of the Company to realize opportunities for increasing revenues because of inadequate ongoing entertainment and attractions and a lack of supervision of the Company's restaurant sites, (ii) lack of control over selling, general and administrative expenses in relation to revenues, (iii) lack of control over food and beverage, merchandise and labor costs in relation to customer volume, (iv) substantial cost overruns in the construction of Country Star Las Vegas and Country Star Atlanta and (v) pre-opening costs in Atlanta running substantially over budget because of construction delays. Costs and expenses for 1996 include a charge of approximately $5,600,000 for impairment of long-lived assets. This represents primarily a write down of the book value of leasehold improvements based on construction cost overruns for the restaurants.

REVENUE

         FOOD AND BEVERAGE

         For the year ended December 31, 1996 food and beverage revenues were $7,048,000 representing approximately 87% of total revenue

         MERCHANDISE

         For the year ended December 31, 1996 merchandise revenues were $1,011,000, representing approximately 13% of total revenue.

OPERATING EXPENSES

         FOOD AND BEVERAGE COST OF SALES

         Food and beverage cost of sales for the year ended December 31, 1996 were $2,223,000, representing approximately 32% of food and beverage revenue.

         MERCHANDISE COST OF SALES

         Merchandise cost of sales for the year ended December 31, 1996 were $657,000, which represented 65% of merchandise revenue. Current management is in the process of reducing sales of low margin merchandise in order to reduce merchandise costs as a percentage of merchandise sales.

         PAYROLL AND RELATED TAXES

         Payroll and related taxes were $3,918,000, representing approximately 49% of total revenues for the year ended December 31, 1996. Current management believes the levels of labor costs were the result of inadequate controls and has taken steps to reduce labor costs as a percentage of total revenues.

         RENT

         Rent expenses were $1,276,000 for the year ended December 31, 1996, representing approximately 16% of total revenue for the year ended December 31, 1996. Rent expenses include amortization of total base rentals over a straight-line basis. Consequently, $227,000 of deferred rent expenses are included in 1996 rent expenses.

         OTHER OPERATING COSTS

         Other operating costs for the year ended December 31, 1996 were $1,967,000, representing approximately 24% of total revenue for the year ended December 31, 1996. Other operating costs consist primarily of repair and maintenance, restaurant supplies, restaurant entertainment, insurance, credit card fees, utilities and management fees.

INTEREST EXPENSE

         Interest expense was $376,000. Of this amount, $274,000 represents negotiated interest on Series B Preferred Stock issued and converted in the fourth quarter of 1996. Interest liability was satisfied by the issuance of 36,565 common shares on February 12, 1997 valued at $7.50 per share.

SELLING, GENERAL AND ADMINISTRATIVE

         Selling, general and administrative expenses for the year ended December 31, 1996 were $8,802,000 which exceeds total revenue for the year ended December 31, 1996. Selling, general and administrative expenses include corporate salaries of $1,502,000 including related payroll taxes and employee benefits, advertising and corporate promotions of $1,782,000, legal and professional fees of $627,000, insurance expense of $219,000, travel related costs of $120,000, office rent of $116,000, cost overruns for restaurant construction of $928,000, and the write off of certain pre-opening costs at Atlanta and Las Vegas that were in excess of budget of $2,080,000, and $1,429,000 of other costs.

IMPAIRMENT OF LONG-LIVED ASSETS

         Statement of Financial Accounting, Standards (SFAS) No. 121, whose provisions were adopted by the Company in 1996, requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Construction costs overruns and continuing operating losses were indicators of potential impairment of the Company's three restaurants.

         The impaired assets, primarily leasehold improvements, were written down by $5,584,458. This non-cash charge to operations increased the 1996 loss by $5.04 per share.

SETTLEMENT OF STOCKHOLDERS' CLAIMS

         See "Management's Discussion and Analysis - Liquidity and Capital Resources."

RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 1998

         Three months ended March 31, 1998 compared to three months ended March 31, 1997

Revenues.

         Total revenues decreased to $889 thousand for the three months ended March 31, 1998, compared with $2.264 million for the three months ended March 31, 1997, a decrease of $1.375 million or 60%, partially due to the closing of Country Star Atlanta. Same store revenues decreased 49% in Hollywood and 62% in Las Vegas. The decreases were due to the Company's limited advertising budget and customer resistance to changes in food preparation and presentation. Steps are being taken which management believes will increase sales at each restaurant.

Costs and expenses.


         Cost of revenues decreased from $920 thousand for the three months ended March 31, 1997 to $333 thousand for the three months ended March 31, 1998. Cost of revenues as a percentage of revenues decreased from 41% to 37% primarily due to the new plans and policies implemented by management. The new plans and policies implemented by management to reduce expenses included the establishment of direct corporate supervision over the purchase of food, beverage and other items used in the operation of the Company's restaurants. This resulted in the Company eliminating certain vendors and adding other vendors in order to achieve the best possible cost for the Company's purchases. The Company has also adopted a new menu which eliminates certain unprofitable items. These actions have resulted in reductions in the Company's food and beverage costs. In addition, the Company has established direct corporate supervision over staffing in the restaurants in order to achieve the lowest possible personnel costs in light of the Company's business volume.


         Operating expenses decreased from $2.092 million for the three months ended March 31, 1997 to $722 thousand for the three months ended March 31, 1998. As a percentage of revenues, operating expenses decreased from 92% to 81% primarily due to the new plans and policies implemented by management.

         General and administrative expenses decreased from $1.401 million for the three months ended March 31, 1997 to 548 thousand for the three months ended March 31, 1998. As a percentage of revenues, general and administrative expenses were 62% of revenues for both periods.

         Depreciation and amortization decreased from $386 thousand for the three months ended March 31, 1997 to $148 thousand for the three months ended March 31, 1998, reflecting the decrease in the number of restaurants from three to two. As a percentage of total revenues, depreciation and amortization were 17% of revenues for both periods.

         Interest expense decreased from $1.080 million to $243 thousand, reflecting primarily the embedded interest expense associated with the convertible debt financing arrangements entered into on February 12, 1997.

LIQUIDITY AND CAPITAL RESOURCES AS OF DECEMBER 31, 1997

GOING CONCERN

         The Company's independent certified public accountants included an explanatory paragraph in their report for the years ended December 31, 1996 and December 31, 1997, which indicated a substantial doubt as to the ability of the Company to continue as a going concern due to significant losses in 1996 and 1997 and cash flow shortages (See Independent Certified Public Accountants' Reports, pages F-2, and Note 6 of the Notes to Financial Statements.)

         At March 31, 1998 the Company had cash on hand of approximately $10,000. For the year ended December 31, 1997, the Company has primarily funded its capital requirements from proceeds from the issuance of debt and equity securities.

CONVERTIBLE DEBT AND INSTITUTIONAL DEBT

         In the fourth quarter of 1994 and the first and second quarters of 1995, the Company issued an aggregate of $1,000,000 of debt in private transactions, $500,000 of which represented convertible debt which bore interest at the rate of eight percent (8%) per annum, and the balance of which represented institutional debt borrowed from Steel Partners and Leslie Linton Entertainment, Inc. which bore interest at the rate of nine percent (9%) per annum. Mr. Robert E. Linton, a principal of Leslie Linton Entertainment, Inc., became a member of the Company's Board of Directors in March, 1996. The proceeds from the convertible debt and institutional debt were used for entering into the leases for, and commencing the development of, Country Star Las Vegas and Country Star Atlanta. The convertible debt, which was initially due on February 21, 1995, and was convertible at any time, in whole or in part, into shares of Common Stock at $4.00 per share, was extended a number of times. On August 1, 1995 the Company repaid $250,000 of principal of the Convertible Debt and the balance of the principal, an additional $250,000, plus all accrued interest, was repaid on November 14, 1995, the closing of the Company's secondary offering of 1,200,000 shares of Preferred Stock (the "Secondary Offering"). Similarly, all principal and accrued interest with respect to the institutional debt was repaid on the closing of the Company's Secondary Offering. The institutional debt was due upon the earlier of (i) March 1996, one (1) year from issuance, and (ii) the Company's raising of at least $5,000,000 in equity capital.

THE BRIDGE FINANCING

         On July 28, 1995, the Company completed an interim bridge financing arranged by and sold through the representative of the underwriters of the Company's Secondary Offering (the "Bridge Financing"). Pursuant to the Bridge Financing, the Company sold 37 units (the "Units") to non-affiliated, accredited investors, each Unit consisting of (i) a $50,000, 6% promissory note due the earlier of twelve (12) months from the date of issuance or the Company's receipt of at least $5,000,000 in gross proceeds from a public or private sale of its securities, a joint venture or licensing agreement (collectively, the "Notes"),
(ii) 5,000 shares of Common Stock, and (iii) 3,000 warrants, each to purchase one share of Common Stock, exercisable at a price per share equal to the Conversion Price of the Company's Preferred Stock, which was $2.00. The net proceeds from the Bridge Financing were approximately $1,650,000 (after commissions and expenses) and in connection therewith the Company issued an aggregate of 185,000 shares of Common Stock and 111,000 warrants. In connection with the Bridge Financing pursuant to which the Company issued 6% promissory notes in the aggregate principal amount of $1,850,000, 185,000 shares of common Stock and 111,000 warrants, the Company recorded an original issue discount of $665,518 based on the relative fair market value of the Notes, the Common Stock and the warrants on the date of issuance. The Company also incurred approximately $200,000 of offering costs related to the Bridge Financing, of which $129,015 was recorded as a discount to the Notes with the remainder recorded as a reduction to the paid-in capital of the Common Stock and warrants issued in connection therewith. The original issue discount was amortized over the term of the Notes as an interest expense. After the Secondary Offering, at which time all of the institutional debt and the Notes were repaid with a portion of the net proceeds, the Company took a non-recurring charge to interest expense in an amount equal to the then remaining unamortized portion of the original issue discount and offering costs of $866,666, which was charged to interest expense for the year ended December 31, 1995. Under the terms of the Bridge Financing, all 185,000 shares of Common Stock issued in the Bridge Financing were automatically exchanged for an aggregate of 77,089 shares of Preferred Stock upon the effective date of the Secondary Offering. The Company used the net proceeds of the Bridge Financing to continue the development of Country Star Las Vegas and Country Star Atlanta, to repay certain indebtedness, and for working capital purposes.

SECONDARY OFFERING

         On November 10, 1995, the Company completed its Secondary Offering of 1,200,000 shares of 6% Cumulative Convertible Series A Preferred Stock. The net proceeds to the Company from the Secondary Offering, after deducting commissions and expenses, were approximately $11,200,000. The Company applied such net proceeds towards the continued development of Country Star Las Vegas and Country Star Atlanta, repayment of certain indebtedness, and working capital. The Company's Preferred Stock paid a cumulative, quarterly dividend at the rate of 6% per annum of the Preferred Stock's liquidation value, which is $12.00 per share, on each of December 31, March 31, June 30 and September 30 of each year commencing December 31, 1995, when, as and if declared by the Board of Directors out of funds legally available therefor. Dividends were payable in cash or Common Stock at the Company's election. The Preferred Stock was convertible into Common Stock commencing on February 8, 1996 at a conversion rate of 6 shares of Common Stock for each share of Preferred Stock, subject to adjustment in certain events (a "Conversion Price" of $2.00 per share). Unless previously converted or redeemed, the Preferred Stock was automatically converted into Common Stock May 10, 1997. Each holder of shares of Preferred Stock were entitled to vote together with, and on all matters submitted to, the holders of Common Stock on an as-converted basis. Further, on or after May 8, 1996, in the event that the Common Stock had a closing bid price that was at least 170% of the Conversion Price for 20 out of 30 consecutive trading days ending within five (5) days of the date of the notice of redemption, the Preferred Stock may have been redeemed at the Company's option, in whole or in part, at $12.00 per share, plus any declared but unpaid dividends to the date fixed for redemption. In addition, on or after May 8, 1996, the Preferred Stock may be redeemed at the Company's option, in whole or in part, at the following per share prices, plus any declared but unpaid dividends:

         Period                         Redemption Price
         ------                         ----------------

May 8, 1996 - July 9, 1996                  $13.08
July 10, 1996 - January 9, 1997              12.72
January 10, 1997 - May 9, 1997               12.36

         The liquidation preference of the Preferred Stock was $12.00 per share, plus any declared but unpaid dividends and in the event of liquidation, dissolution or winding up of the Company is to be paid to holders of the Preferred Stock before any distribution to holders of Common Stock or any other class of capital stock junior to the Preferred Stock.

FEBRUARY 12, 1997 FINANCING AND CHANGE IN CONTROL

         On February 12, 1997, the Company entered into a secured loan agreement with Dan Rubin ("Rubin") and Cameron Capital Ltd., an institutional investor ("Cameron").

         Under the secured financing agreement, Rubin and institutional lenders have made a $3,500,000 line of credit loan available to the Company, of which an initial advance of $500,000 was committed at closing. Rubin, in his sole discretion, may make additional advances to the Company under this line of credit, but is not required to make any such additional advances. All advances under the line of credit loan bear interest at the rate of prime plus four percent (4%), payable semi-annually commencing December 31, 1997. The principal balance of all line of credit advances are due and payable on October 9, 1999. In consideration for the initial line of credit advance of $500,000, the Company issued a warrant to acquire 16,667 shares of its common stock at an exercise price of $6.25 per share.

         All additional line of credit advances have the same terms and conditions as the initial line of credit advance. For each such additional advance, the lender receives one (1) common stock purchase warrant for every $30 advanced. The exercise price for these warrants is $6.25 per share. All of the warrants issued or to be issued to the lender will be subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, or similar corporate events.


FEBRUARY 18, 1998 FINANCIAL RESTRUCTURING

         Under the terms of the Settlement Agreement dated February 18, 1998 (the "Settlement Agreement"), Cameron Capital Ltd. ("Cameron") agreed to dismiss its legal action against the Company and to accept as a full settlement of its long term debt aggregate consideration consisting of a cash payment of

$1,300,000 payable at closing and the issuance of 670,000 shares of the Company's Common Stock, par value $.01 per share. For a description of this transaction see "Management - Certain Transactions."

PRIVATE PLACEMENTS DURING 1996 AND 1997

         On February 12, 1996, the Company sold 24,190 shares of Common Stock to Dan Rubin, an individual, and Roy B. Rubin, M.D., P.C., M.P.P.P., a pension fund (the "Pension Fund") for an aggregate purchase price of $635,000.

         On April 10, 1996, the Company sold 10,000 shares of Common Stock and 50,000 Warrants to Mr. Rex Licklider for an aggregate purchase price of $300,000. On April 10, 1996, the Company sold 16,666 shares of Common Stock and 83,334 Warrants to the Licklider Living Trust Dated 5/2/86 (the "Trust") for an aggregate purchase price of $500,000.

         On April 10, 1996, the Company also sold (i) 10,000 shares of Common Stock and 50,000 Warrants to Bruce Sokoloff for an aggregate purchase price of $300,000, (ii) 13,333 shares of Common Stock and 66,667 Warrants to Wisdom Tree Associates for an aggregate purchase price of $400,000 and (iii) 25,000 shares of Common Stock and 125,000 Warrants to Dan Rubin for an aggregate purchase price of $750,000.

         On July 10, 1996, the Company sold 11,428 shares of Common Stock and 85,715 Warrants to Bruce Sokoloff for an aggregate purchase price of $400,000.

         On August 28, 1996, the Company sold 170,371 shares of Series A Preferred Stock to Dan Rubin, an individual, Robert Lyszczarz, an individual and Roy B. Rubin, M.D., P.C., M.P.P.P., a pension fund (the "Pension Fund") for an aggregate purchase price of $2,280,000. The Series A Preferred Stock paid cumulative dividends of 6% per annum, payable in cash or Common Stock. In connection with the transaction, the Company issued an aggregate of 306,667 warrants.

         On September 16, 1996, the Company sold an aggregate of 10,000 shares of Common Stock and 100,000 Warrants to the Alan & Coralie Goldsmith Trust and the Alan J. Goldsmith Accountancy Corp. Defined Benefit Pension Trust for an aggregate purchase price of $200,000.

         On October 10, 1996 the Company sold 4,000 shares of newly issued 7% Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). The sale was made to Cameron Capital Ltd., a foreign institutional investor, for an aggregate purchase price of $4,000,000, or $1,000 per share. On February 12, 1997, all of the outstanding shares of Series B Convertible Preferred Stock was exchanged by the holder with the Company for a Convertible Term Note in the principal amount of $4,000,000.

         On May 7, 1997, the Company sold pursuant to Regulation S under the Securities Act of 1933, as amended (the "Act") 5% Convertible Debentures for $700,000 to institutional investors abroad, convertible 41 days after closing at a price equal to 70% of the average closing bid price during the 5 days preceding the conversion date.

         On May 28, 1997, the Company sold pursuant to Regulation S under the Act 5% Convertible Debentures for $500,000 to institutional investors abroad, convertible 41 days after closing at a price equal to 70% of the average closing bid price during the 5 days preceding the conversion date.

         On June 30, 1997, the Company issued warrants to acquire 150,000 shares of its Common Stock at an exercise price of $2.10 per share to a private investor. The warrants were exercised immediately and the Company issued 150,000 shares of its Common Stock to the private investors. The Company received net proceeds from the exercise of the warrants of $315,000. No commissions or fees were paid by the Company.

         During July/August 1997, the Company sold in a private offering an aggregate of 357,857 shares of its Common Stock at a price of $2.80 per share, for a total offering price of $1,002,000. Josephthal Lyon & Ross Inc. acted as placement agent and received commissions of approximately $107,000. The net proceeds received by the Company were approximately $895,000.


         During October, 1997 the Company issued 1,045,743 shares of Common Stock to investors in consideration for a full release of alleged claims arising out of securities sold to them by the Company from May, 1997 through August, 1997. These claims alleged that the securities sold had been unfairly priced and the additional shares were issued to give the investors an overall price that reflected the market value of the Common Stock at the time of settlement. The investors who received the Common Stock included the investors who purchased the 5% Convertible Debentures from the Company on May 7, 1997 and May 28, 1997, the investors who acquired warrants to acquire shares of the Company's Common Stock on June 30, 1997 and the investors who purchased Common Stock in the private offering made during July/August 1997.


         During December, 1997, the Company issued 225,000 shares of Common Stock to Cirrus LLC in partial consideration for the Company's purchase of Cirrus' interest in the limited liability company which owned the Company's restaurant in Las Vegas.

         On February 12, 1997, all of the outstanding shares of Series B Convertible Preferred Stock were exchanged by the holder, Cameron Capital Ltd. for a Convertible Term Note ("Note") in the principal amount of $4,000,000. The Note may be converted into common stock commencing ninety (90) days after the date of closing of the financing. Upon conversion, the Company shall issue that number of shares of its Common Stock obtained by dividing the principal amount of the loan converted by the lesser of (i) $13.30, or (ii) 80% of the average closing bid price of the Common Stock for the five (5) consecutive trading days preceding the date of conversion. According to the Note

Agreement, the maximum number of shares into which the Note may be converted shall not exceed 300,000. The maximum number of shares into which the note was convertible has been amended without obtaining shareholder approval to a maximum of 2,000,000 shares.

         As of December 31, 1997, Cameron had converted $1,004,643 principal amount of its note into 1,505,000 shares. As of November 4, 1997, Rubin and the other investors who received convertible notes in the aggregate principal amount of $1,950,000 had converted the entire $1,950,000 principal amount into 1,780,000 shares of Common Stock plus an additional 300,000 shares of common stock for interest and penalty.

SEASONALITY

         The Company does not believe that seasonality will have a material impact on the Company's overall operations once it has fully established Country Star Las Vegas. Country Star Hollywood is in a location that experiences significantly higher traffic during the summer months due to its popularity as a tourist destination.

NET OPERATING LOSS CARRYFORWARDS

         At December 31, 1997, the Company had a net operating loss carryforward for Federal tax purposes of approximately $35,500,000 which, if unused to offset future taxable income, will expire between 2008 and 2012, and approximately $12,000,000 for state purposes which will expire if unused between 1998 and 2002. A valuation allowance has been recognized for 1997 and 1996 to offset the related deferred tax assets due to the uncertainty of realizing any benefit therefrom. During 1997, no changes occurred in the conclusions regarding the need for a 100% valuation allowance in all tax jurisdictions.

         Under Section 382 of the Code ("Section 382"), the utilization of net operating loss carryforwards is limited after an ownership change, as defined in
Section 382, to an annual amount equal to the market value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the highest Federal long-term tax exempt rate in effect for any month in the three (3) calendar month period ending with the calendar month in which the ownership change occurred. Due to the ownership change as a result of the secondary offering completed in November, 1995, the Company is subject to an annual limitation on the use of its pre-1996 net operating losses of approximately $1,000,000 per year. Therefore, in the event that the Company achieves profitability in excess of the annual limitation amount, such limitation would have the effect of increasing the Company's tax liability and reducing the net income and available cash resources of the Company in such year. The determination of whether a change in control has occurred can be a very complex and time consuming process. The Company is not currently in a position to determine whether additional changes in control might have occurred since November 1995.

IMPACT OF INFLATION

         Increases in food and labor costs and interest rates directly affect the Company. Many of the Company's employees at Country Star Hollywood are paid, and many of the Company's employees at Country Star Las Vegas will be paid at hourly rates related to the Federal minimum wage. Any increases in the Federal minimum wage in the future would further increase the Company's operating expenses. In addition, the Company's leases at Country Star Hollywood and Country Star Las Vegas require the Company, among other things, to pay taxes, maintenance, insurance, repairs and utility costs, all of which are subject to inflation, as well as percentage rent and periodic escalations of annual rents. Any future leases that the Company may enter into with respect to any future Country Star Restaurants may also contain similar provisions.

LIQUIDITY AND CAPITAL RESOURCES AS OF MARCH 31, 1998

         Net cash provided by financing activities for the three months ended March 31, 1997 and used in the three months ended March 31, 1998 were $472 thousand and $450 thousand respectively, due to the borrowing and repayments of the convertible debts in 1997 and 1998.

         Net cash used in operating activities for the three months ended March 31, 1997 and March 31, 1998 decreased from $996 thousand to $624 thousand due primarily to the extraordinary gain of $1.5 million in 1998.


         The Company's historic liquidity problems arose primarily from the need to finance construction of its restaurants before revenues from the restaurants could be realized. There are currently no restaurants under construction and Management believes that the operational changes it has implemented may lead to positive cash flow by the end of 1998.

         The Company believes that decreases in its accounts payable may be an indication of improvement in its liquidity condition. For the year ended December 31, 1997, accounts payable decreased by approximately $506,000 compared to an increase in accounts payable of approximately $2,955,000 during the year ended December 31, 1996.

         The Company will need to raise additional capital before it can attain profitability from operations. Management believes it can raise this capital through private placements of equity and the granting by lenders of discretionary advances under outstanding lines of credit. If the Company is not able to raise capital through private placements of equity and the granting by lenders of discretionary advances under outstanding lines of credit, the Company's options will depend upon whether it continues to operate its Las Vegas Restaurant after September 30, 1998. If it does not do so, the Company could continue to operate its Hollywood restaurant and Management believes that it would be in a position to do so without additional capital. If the Company continues to operate the Las Vegas restaurant after September 30, 1998, the Company would continue its program of expense and cost reduction and continue its activities to develop additional business, which includes (i) licensing the Las Vegas restaurant for private parties to a variety of groups after the close of regular business hours, (ii) the hosting of live musical events at both restaurants, (iii) the continued development of wholesale business through existing and potential customers in the tour and travel business, and (iv) modifications in the Company's advertising program to more directly target the Company's likely customer base.



FORWARD LOOKING STATEMENTS

         Any statements that are not historical facts contained in this Report are forward looking statements that involve risks and uncertainties, including but not limited to those relating to demand for the Company's services, pricing, market acceptance, competition, the effect of economic conditions, the results of financing efforts, the Company's ability to complete proposed transactions and negotiate terms with its creditors, and other risks.

CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On January 5, 1996, the Company was informed by its independent auditor, Ernst & Young, LLP ("E&Y") that E&Y had resigned as the Company's independent auditor, effective immediately. Contemporaneously, the Company filed a Current Report on Form 8-K relating to the resignation of E&Y. The Company had retained E&Y to act as its independent auditor on March 2, 1994. For the period beginning with the retention of E&Y and ending with the resignation of E&Y, the reports of E&Y on the financial statements of the Company did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Since initially retaining E&Y, the Company has not had any disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         On March 18, 1996, the Company engaged BDO Seidman, LLP to replace E&Y as the Company's independent auditor, effective immediately, and contemporaneously filed a Current Report on Form 8-K relating thereto. On November 12, 1996, the Company terminated the firm of BDO Seidman, LLP as independent auditor, and contemporaneously filed a Current Report on Form 8-K relating thereto. For the period beginning with the retention of BDO Seidman, LLP and ending with its termination, its reports on the financial statements of the Company did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Since retaining BDO Seidman, LLP, the Company has not had any disagreements with it on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         On January 16, 1997, the Company engaged the services of Deloitte & Touche LLP to serve as the Company's independent auditor, and contemporaneously filed a Current Report on Form 8-K relating thereto. On March 29, 1997, the Company terminated the firm of Deloitte & Touche LLP as its independent auditor. For the period beginning with the retention of Deloitte & Touche LLP and ending with its termination, Deloitte & Touche LLP did not prepare any reports or render any adverse opinion or disclaimer of opinion on the financial statements of the Company. Since initially retaining Deloitte & Touche LLP the Registrant has not had any disagreements with it on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         On March 29, 1997, the Company engaged the services of Cacciamatta Accountancy Corporation to serve as the Company's independent auditor. Contemporaneously with the dismissal of Deloitte & Touche LLP and the retention of Cacciamatta Accountancy Corporation the Company filed a Current Report on Form 8-K relating thereto.

                                    BUSINESS

GENERAL


         Country Star Restaurants, Inc., which was formed in May 1993, develops, constructs, owns and operates country theme restaurants combining high quality, moderately priced food with a casual, family-oriented environment. The Company currently operates two restaurants, located in Hollywood, California and Las Vegas, Nevada.



         In recent years theme restaurants have gained increasing popularity, as a number of such restaurants featuring a variety of different themes have opened. The two most popular and well known restaurants of this genre are Planet Hollywood(R) and Hard Rock Cafe(R), both of which combine an entertainment component with a casual dining atmosphere. Aside from enhancing the dining experience, the entertainment component also provides an additional revenue stream, predominantly from merchandise sales.

Patrons of theme restaurants have evidenced a willingness to purchase souvenir T-shirts, hats, mugs, and other items bearing the logo and reflecting the lifestyle of the particular theme restaurant. These retail sales are typically at higher profit margins than food sales, inclusive of labor costs.

         The Company believes that its country theme provides a distinctly American experience which, combined with its casual, high-quality dining in a state-of-the-art multimedia environment, is a format with wide demographic appeal. The Company believes that the country theme is an under-exploited segment of quality dining in the restaurant industry and will fill a niche in the casual dining segment of the restaurant industry, and therefore represents an attractive opportunity for the Company.

         The first Country Star(R) Restaurant opened in August 1994 in Hollywood, California adjacent to Universal Studios Hollywood and the Universal Citywalk development, a major tourist attraction. Country Star Hollywood features an exciting, entertaining dining experience, including an extensive display of country music memorabilia and artifacts, approximately 100 video monitors, 10 audio listening posts, and a number of interactive audio-video kiosks. The menu features moderately priced American and country-style food such as ribs, chili, chicken, burgers, steaks, salad, pizza, fish and desserts, which was developed to be consistently reproducible domestically and internationally. Country Star Hollywood also sells a variety of merchandise with the Country Star logo, including casual clothing, food products and other related items.

         The Company opened two additional flagship restaurants: Country Star Las Vegas commenced operations in July, 1996 and Country Star Atlanta commenced operations in October, 1996. Country Star Atlanta is now permanently closed and no plans for opening any other restaurants have been finalized.

         Unanticipated financial problems arose with respect to both the Las Vegas and Atlanta restaurants. Operating expenses at both sites substantially exceeded budget. In addition, the Atlanta restaurant suffered from substantial construction cost overruns and a delayed opening which prevented the restaurant from operating during the 1996 Summer Olympics, which were held in Atlanta. By early 1997, as a result of the mounting losses at the Las Vegas and Atlanta restaurants, the Company determined that a major overhaul of corporate strategy was required.

         The most significant step taken was a change of management effected on February 12, 1997, in which Dan Rubin, an investor in the Company, became Chief Executive Officer and President. Immediately prior to Mr. Rubin assuming office, a new Board of Directors was appointed to manage the Company. (See "Management - Certain Transactions - February 12, 1997 Financing and Change in Control," for a description of the change in management and the financial terms under which Mr. Rubin made an additional investment in the Company.)

         In order to stem the rising operating losses and put the Company on a financially solvent course, new management has taken certain interim and permanent measures.

         First, management permanently closed the Atlanta restaurant and removed some of its furniture and fixtures during January 1998, with the balance to be removed on or about May 1998. Although the restaurant was completed and fully staffed in late 1996, the restaurant has realized extremely limited customer revenues. Management determined that the continued operation of the restaurant as an under utilized and unprofitable establishment would only hurt the Company's opportunities for long term success. (See "Business - Country Star Atlanta.")


         Second, the Company entered into a series of transactions involving the Las Vegas Restaurant. As a result of these transactions the Company received net proceeds of $1,350,000, a 100% interest in the Las Vegas Restaurant and entered into a new lease. (See "Business - Country Star Las Vegas").


THE COMPANY'S STRATEGY

         The Company has no present expansion plans, although the Company may explore non-capital intensive ways of promoting the Company's business, such as licensing agreements, joint ventures and other opportunities. Such expansions may include off-site catering of parties and at music venues or the establishment of limited menu restaurants in food courts located throughout the United States and in foreign locations. The Company may seek to pay for its portion of any such expansion by issuing shares of its Common Stock. It is anticipated that any of the future Country Star Restaurants, although modeled after its flagship Country Star Restaurants, will be smaller and less expensive to construct. The Company will seek to leverage the recognition and publicity achieved by its flagship Country Star Restaurants to support its smaller Country Star Restaurants. The Company believes that the reduced scale of these smaller Country Star Restaurants will result in lower overall costs to develop, construct and open.

         Management has determined that the best strategy for any potential expansion will be through joint ventures and licensing arrangements under which additional Country Star Restaurants could be opened without the Company being required to incur expensive construction, development and pre-opening costs. Management is seeking to identify publicly held and private companies that may be interested in working with the Company on a joint venture or licensing basis.

         One of the Company's key priorities in the near term is to inject new excitement into the Company's restaurant business in order to stimulate greater customer traffic. The Company plans to increase the frequency of celebrity events and promotions and broaden the number of celebrities associated with the Company, with an emphasis on new, up-and-coming stars. In addition, the Company is taking steps to broaden the appeal of its restaurants through menu revisions, the acceptance of reservations in certain markets and greater promotion of group sales, in order to attract more local residents to augment the Company's primarily tourist customer base.

         The Company is presently exploring a number of potential opportunities to increase revenues at the Las Vegas restaurant, including targeted advertising and promotions directed to guests staying in hotels without significant on-site restaurant capacity, the possibility of serving as a venue for a dinner show and/or cocktail show, and the development of more substantial business through the Company's existing contacts in the tour and travel industry.

         The Company is seeking to increase its name brand recognition and establish a secondary meaning in the marketplace for Country Star Restaurants. The Company believes that this will have a favorable impact on the Company's business operations, particularly with respect to merchandise sales and may open up the opportunity for sale of certain food products for distribution to customers through retail channels as well as at restaurant sites. By emphasizing the high quality of its food and offering an exciting entertainment dining experience, the Company believes that it will be able to appeal to a broad consumer base, and specifically those individuals who patronize theme restaurants.

         In light of the Company's personnel reduction, particularly in its corporate office, the elimination of costs associated with the Atlanta restaurant, and management's belief that the marketing initiatives described above represent the best way to increase customer traffic at the lowest possible cost, management believes that the Company can attain profitable operations.

SETTLEMENT OF TRADE CLAIMS

         Management determined that the Company would not be able to pay existing trade creditors of the Company in full and also realize its strategic goals. Accordingly, starting in March 1997 the Company made offers to all creditors to settle their outstanding claims by accepting forty cents for every dollar owed. Management pointed out to its creditors that the settlement was far more favorable to them than the alternative of the Company filing a voluntary bankruptcy proceeding.

         The Company was successful in settling the majority of the trade claims, including the claims of the then landlord of the Las Vegas facility and the claims of the general contractor and certain subcontractors relating to the construction of the Las Vegas facility. In some instances, the Company paid off trade debt through the issuance of common stock.

         The only trade creditor holding a claim in excess of $25,000 with whom the Company has not reached a settlement is Pacific Southwest Development, Inc. ("PSD"). (See "Business - Litigation.")

         During 1997, the Company recognized extraordinary gains totaling $1,673,629 on the settlement of trade claims in exchange for discounted cash payments and common stock issuances.

         The Company's trade claims settlement has not materially affected the Company's ability to obtain supplies at reasonable prices and on reasonable terms. The Company has selected new suppliers when appropriate and has worked out acceptable credit and payment terms with existing suppliers for them to continue doing business with the Company.

COUNTRY STAR HOLLYWOOD

         Country Star Hollywood is approximately 18,000 square feet in size, 4,000 of which is a partially enclosed outdoor patio, and has approximately 325 seats inside the restaurant and approximately 150 seats outside on the patio. One of Country Star Hollywood's dining areas also features a fully operational stage which is prewired for stage monitors and microphones, has theatrical lighting and two television cameras. Country Star Hollywood offers a wide range of moderately priced food in the Company's distinctive, exciting, interactive country music environment. Entrance to Country Star Hollywood is through a forty-two foot-high computer-driven electronic sign in the form of a jukebox in front of which the Country Star line dancers regularly perform. Country Star Hollywood's menu features basic, but varied, American fare, such as ribs, chili, chicken, burgers, steaks, salad, pizza, fish and desserts and has a separate bar area and a number of separate dining areas, all of which feature full waiter and bar service and revolve around various country music artifacts and/or artists. Country Star Hollywood is designed to allow diners to be surrounded by the various artifacts, memorabilia, photographs and audio-visual materials. Country Star Hollywood's extensive display of artifacts relating to country music and its heritage is combined with a state-of-the-art multimedia environment.

         The Company has recently completed the construction of a dance floor and bar in its patio area. The Company expects the patio area to serve as a venue for country music promotions, parties sponsored by local radio station KZLA and other events.

         Country Star Hollywood features interactive audio-visual kiosks, which can be accessed by a touchscreen, offering short biographies, specially recorded video interviews and fan club information with respect to country celebrities. Country Star Hollywood also features approximately 100 video monitors and 10 audio listening posts located throughout the restaurant. The audio listening posts, which can be accessed by listening to an attached headset, are dedicated to different record labels and feature a recently released country music CD by a recording artist who is signed to the particular label.

         Country Star Hollywood also has a merchandise store that sells a variety of casual clothing such as T-shirts, sweat shirts, jackets and baseball caps bearing the Country Star Restaurant logo, other Country Star logo merchandise such as coffee mugs, belt buckles, tote bags, pins, the Company's food products and other selected merchandise. The Company has begun to emphasize the sale of higher volume and higher gross profit merchandise.

COUNTRY STAR LAS VEGAS

         Country Star Las Vegas opened on the "Strip" in Las Vegas in July, 1996, and is one of the largest free standing upscale dining establishments in Las Vegas. The restaurant is an approximately 20,000 square foot, 500 seat, facility located in Las Vegas near the intersection of Las Vegas Boulevard South and Harman Avenue. The site is situated between the Boardwalk Hotel and Casino development, and the Mirage Resorts, Incorporated's Bellagio Hotel and Casino development, presently under construction and scheduled to open in 1998. Within the immediate area of Country Star Las Vegas there are over 30,000 hotel rooms.


         Country Star Las Vegas, although based on the Country Star Hollywood model, has more advanced technology for video and audio presentations and productions. This location has also enjoyed more appearances by country music and rodeo celebrities than the Los Angeles restaurant. Since the installation of new management on February 12, 1997, Country Star Las Vegas has undergone an overhaul of restaurant management and operating procedures. All costs, including, but not limited to event labor, management labor, food and merchandise purchasing, have been put under strict control, and brought within acceptable industry standards.



         In December 1997, the Company entered into a series of transactions involving the Las Vegas Restaurant. Prior to these transactions, the Company held a majority interest in and managed a limited liability company which leased the restaurant from the owner and operated the restaurant. As a result of these transactions, the Company itself directly entered into a new lease, and received net proceeds of $1,350,000. The new lease grants to the Company as lessee, the same rights, with certain modifications, previously granted to the limited liability company as lessee under the prior lease. The modifications in the lease include a reduction in the base rent payable from $83,334 per month to an amount equal to one-half (1/2) of the Company's positive cash flow from operating the restaurant (with no reduction for the Company's corporate overhead expenses other than for salary and employee related expenses for 1/2 of an accounts payable employee, 1/2 of a payroll employee and 1/2 of an executive chef). The new lease terminates on September 30, 1998, unless the landlord and the Company mutually agree in writing to extend the lease on a month-to-month basis.



         From inception, the Country Star Las Vegas restaurant was owned by a Nevada limited liability company (the limited liability company as an entity is referred to herein as the "Restaurant Operator"). The Company was the manager of and held the majority interest in the Restaurant Operator. The other members of the Restaurant Operator were Cirrus, Cirrus LLC ("Cirrus"), a Delaware limited liability company and NevStar LLC ("NevStar"), a Nevada limited liability company. NevStar was also the landlord of the restaurant's leased facility.


         The restaurant suffered operating losses since its opening primarily as a result of customer revenues falling below expectations and unanticipated expenses.

         The Company was in arrears in the payment of October, November and December, 1997 rent due under the lease.

         NevStar, as Landlord of the restaurant facility served a notice which purported to terminate the lease as of December 22, 1997 for non-payment of rent. The Landlord agreed not to take any actions to terminate the lease prior to December 24, 1997. Management of the Company negotiated with NevStar as Landlord for an agreement under which the Landlord would buy out the remaining term of the lease.

         Management was unable to reach an agreement with NevStar as Landlord regarding a buy out of the lease and NevStar as Landlord would not agree to delay its termination of the lease beyond December 24, 1997. The Company then commenced a federal bankruptcy proceeding against the Restaurant Operator in order to preserve the remainder of the lease and the rights thereunder as an asset of the Restaurant Operator. Such a bankruptcy proceeding had to be commenced before the legal termination of the lease in order for the lease and the rights thereunder to remain an asset of the Restaurant Operator.

         The Company, NevStar as Landlord and the other members of the Restaurant Operator reached a settlement of their disputes and the bankruptcy proceeding. Under the terms of the settlement, all of the following transactions closed simultaneously.

         The Company purchased the interest of Cirrus in the Restaurant Operator for aggregate consideration of $200,000 cash and 225,000 shares of the Company's common stock. The Company agreed to file a registration statement permitting the resale of the shares.

         (Prior to the settlement, Mirage Resorts, Inc. ("Mirage") a Nevada corporation, through an affiliate, Restaurant Ventures of Nevada, Inc. ("RVNI") purchased NevStar from its owners, thereby acquiring NevStar's interests as Landlord of the restaurant facility and as a member of the Restaurant Operator.)

         The Company sold all of its interest in the Restaurant Operator, including the interest purchased from Cirrus, to Mirage for consideration of $1,550,000 cash. Mirage became the holder of all of the interests in the Restaurant Operator. The Company agreed to pay when due all of the trade payables of the Restaurant Operator and resigned as manager of the Restaurant Operator.

         RVNI agreed to a new lease of the restaurant facility directly to the Company. The new lease took effect on February 8, 1998 upon dismissal of the bankruptcy proceeding commenced by the Restaurant Operator. The new lease includes the provisions of the prior lease to Restaurant Operator with certain modifications. The modifications include a reduction in the base rent payable from $83,334 per month to an amount equal to one-half (1/2) of the Company's positive cash flow from operating the restaurant (with no reduction for the Company's corporate overhead expenses other than for salary and employee related expenses for 1/2 of an accounts payable employee, 1/2 of a payroll employee and 1/2 of an executive chef). All arrearages currently due under the prior lease will be waived. The new lease shall terminate on September 30, 1998, unless RVNI and the Company mutually agree in writing to extend the lease on a month-to-month basis. The Company now has a 100% interest as lessee in the leasehold rights in the restaurant facility. The overall effect of the transaction was that the Company received $1,350,000 in cash and a 100% interest in the lease rights to the facility.


         The Company, Mirage and the Restaurant Operator jointly sought the dismissal of the Restaurant Operator's bankruptcy proceeding. The proceeding was dismissed on February 8, 1998.

         The Company used the net proceeds from the sale of its interest in the Restaurant Operator to Mirage for working capital and repayment of indebtedness.



COUNTRY STAR ATLANTA

         The Company's restaurant in Atlanta was the subject of litigation with the Landlord of the facility since April 1997. In this litigation, the Landlord sought to have the restaurant turned over to it on the grounds that the Company was holding over in the premises beyond the term for which they were leased. The Company defended the action vigorously. The Company contended that many of the Landlord's allegations of default were false, that others which were not false have been cured and that others were directly caused by the Landlord's bad faith in performing its obligations under the lease. The Company also contended that the Notice which purported to terminate the Lease was defective. Rental payments under the lease had been prepaid through December 31, 1997. Additional rent in the amount of $62,500 per month were due and payable commencing January 1, 1998. The Company did not have the cash available to make the January rental payment.

         In light of the defaults alleged in the litigation and the imminent default of the payment of the January 1998 rent, the Company determined to agree to a settlement of the dispute with the Landlord of the Atlanta facility. Under the terms of the settlement, the Company removed some of its fixtures and equipment from the premises during January 1998 with the balance to be removed on or about May 1998. The Landlord forgave all past due rents and additional rent. Under the terms of the settlement, the Landlord and the Company will pursue claims against the architect and construction company that designed and built the restaurant facility for negligent design and construction, and related causes of action. The Landlord will advance the legal fees required to pursue these actions.

         In taking these actions, Management of the Company has recognized that the development, completion and opening of the Atlanta restaurant as envisioned by prior management was an unsound business decision. The restaurant never realized the revenues necessary to support its operations. Under the terms of the settlement, Management will no longer be required to spend valuable assets trying to establish a facility that had been performing poorly since it commenced operations. Moreover, the plan to bring legal actions against the construction company and the architect who designed the facility for major construction defects could eventually result in a recovery of damages for the Company. (See "Business - Litigation - Atlanta Default.")

RESTAURANT OPERATING SYSTEMS

         To ensure the quality and consistency of the Company's food items, the Company has an executive chef who has oversight responsibility for the menu and has taken measures to distinguish and ensure the high quality of the food served at the Company's restaurants. For example, to ensure the high quality and consistency of the Company's various barbecued rib entrees, the Company has developed its own line of barbeque sauces which is produced at a centralized location and purchases all of its ribs from one quality Midwestern packing house. The Company negotiates directly with large, centralized suppliers of various food and beverage products to ensure consistent quality, freshness and to obtain competitive prices. Kitchens in the Country Star Restaurants are designed for efficiency of work flow and to minimize the amount of kitchen space required.

         The Company's sophisticated, state-of-the-art multimedia systems located throughout its restaurants are operated by the Company's specialized software, which can be replicated readily for other Country Star Restaurants.

         The Company has a training program for all Country Star Restaurant personnel and a uniform standard of operations relating to food and beverage preparation, maintenance of facilities and conduct of personnel.

SITE SELECTION

         The choice of site location for each Country Star Restaurant is extremely important to the potential success of the particular establishment. As a consequence, prior management used to devote a significant amount of time and capital in analyzing each prospective site. A variety of factors were considered in the site selection process, including, but not limited to, local demographics, tourism, site visibility and accessibility, pedestrian and vehicular traffic flow, proximity to significant generators of potential customers, such as retail centers, convention centers, office complexes, hotels and entertainment facilities, such as stadiums, arenas and theaters.

         Present management may rely on third parties and commissioned brokers for site recommendations.

ARTIFACTS AND MEMORABILIA

         The Company independently acquires and/or leases artifacts and memorabilia relating to country music and its heritage from a variety of sources, such as country music artists and clothing designers, which are currently on display at the Company's restaurants.

The Company has been able to readily locate and obtain country music artifacts and memorabilia at a reasonable expense from a variety of sources, including recording companies, artists and others involved in country music and is not dependent on any one source for locating and obtaining country music artifacts and memorabilia. The Company believes this will continue to be true for the foreseeable future.

COMPETITION

         The casual dining restaurant industry is intensely competitive with respect to price, service, location, themes and food quality. There are many casual theme dining restaurant competitors of the Company, such as Planet Hollywood(R), Hard Rock Cafe(R) and the Rain Forest Cafe, that are better established and have substantially greater financial and other resources than the Company. Similarly, the restaurant field is quite broad and many of the Company's other competitors have been in existence for a substantially longer period of time and may be better established in those markets where the Company intends to open restaurants. Additionally, the restaurant business is often affected by changes in consumer taste, national, regional and local economic conditions, demographic trends, traffic patterns, and the number and location of competing restaurants. In addition, there are factors that are not within the Company's or any competitor's control, such as inflation and increased food, labor and benefit costs, which may have an impact on the restaurant industry in general and the Company in particular. There can be no assurances that the Company will be able to withstand the competitive and other external pressures of the restaurant business.

         The Company also competes with a wide range of establishments in attempting to identify and secure desirable locations. The Company presently intends to lease all of its sites. Although the Company believes that it will be able to locate additional suitable sites, there can be no assurance that such sites will be available or viable or on economic terms acceptable to the Company.

GOVERNMENT REGULATION

         The Company is subject to various Federal, state and local laws affecting its business. Each of the Company's restaurants will be subject to licensing regulation by numerous governmental authorities, which may include alcohol beverage control, building, health and safety, and fire agencies in the state or municipality in which the restaurant is located. Difficulties in obtaining or failures to obtain the necessary licenses or approvals could delay or prevent the development of a new restaurant in an area.

         Alcoholic beverage control regulations in each state require that the Company's restaurant apply to the specific state authority and, in certain locations, county and municipal authorities for a license or permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Typically, an alcoholic beverage license must be renewed annually and may be revoked or suspended for cause at any time. Alcohol beverage control regulations relate to numerous aspects of the daily operations of the Company's restaurants, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages. The failure of a restaurant to obtain or retain a liquor or food service license would adversely affect that particular restaurant's operations.

         Restaurants in most states are subject to "dram shop" laws and legislation, which typically impose liability on licensed alcoholic beverage servers for injuries or damages caused by their negligent service of alcoholic beverages to a visibly intoxicated person or to a minor, if such service is the proximate cause of the injury or damage and such injury or damage is reasonably foreseeable. The Company maintains liquor liability insurance as part of its existing comprehensive general liability insurance, which it believes to be adequate to protect against such liability, although there can be no assurance that it will not be subject to a judgment in excess of such insurance coverage or that it will be able to continue to maintain such insurance coverage or that it will be able to continue to maintain such insurance coverage at reasonable costs. The imposition of a judgment substantially in excess of the Company's insurance coverage would have a material adverse effect on the Company. In the event that such insurance coverage were to become unavailable in the future, it could materially and adversely affect the Company.

         The Company does not presently intend to install and operate any slot machines for its own account in Country Star Las Vegas. In the event the Company were to decide in the future to install and operate any slot machines in Country Star Las Vegas for its own account, it would first be required to obtain the necessary gaming approvals from the appropriate regulatory authorities in the State of Nevada. The ownership and operation of casino gaming facilities and slot machine routes in Nevada and the manufacture and distribution of gaming devices in Nevada are subject to licensing and regulatory control by the Nevada State Gaming Control Board (the "Nevada Board"), the Nevada Gaming Commission (the "Nevada Commission") and various local, city and county regulatory agencies (collectively, the "Nevada Gaming Authorities"). Obtaining the necessary approvals, of which there can be no assurance, is a lengthy and costly process.

INTELLECTUAL PROPERTY RIGHTS

         The Company has made such appropriate filings and registrations that it has deemed appropriate and sufficient in its business judgment to protect the Company's name in all appropriate categories, and taken such other actions necessary to obtain and protect all trademarks, copyrights, tradenames, tradedress and all other intellectual property rights relating to its Country Star Restaurants, although there can be no assurance that the Company will be able to effectively protect its rights. To date, the Company has been issued a Federal registration for the "Country Star" trademark for clothing and restaurant services by the United States Patent and Trademark Office. Third parties may attempt to exercise alleged rights in any of the trademarks, copyrights or other intellectual property rights, or appropriate any trademarks, copyrights, or other intellectual property rights established by the Company, and the Company's failure or inability to establish appropriate copyrights and trademarks, or to adequately protect any of its intellectual property rights, may have a material adverse effect on the Company.

EMPLOYEES

         As of March 31, 1998, the Company had 83 full-time employees, 13 of whom were employed in executive and management capacities, 2 in sales and marketing, 8 in general and administrative capacities, and 60 as restaurant staff. The Company also employs an additional 61 part-time employees as restaurant staff. The Company believes that its relations with its employees are satisfactory.

INDUSTRY SEGMENT INFORMATION

         The Company is engaged in one industry segment.

PROPERTIES

         The Company leases its executive offices of approximately 3,833 square feet at 4929 Wilshire Boulevard, Suite 428, Los Angeles, California 90010 for a five year term commencing July 1, 1997. The Company's rent is $5,175 per month for the first three years of the lease and $5,558 per month for the last two years of the lease.


         The Company presently leases an approximately 18,000 square foot restaurant (inclusive of an approximately 4,000 square foot enclosed patio that is contiguous to the restaurant) in Universal City, which is the site of Country Star Hollywood. Pursuant to this lease, the Company is obligated to pay minimum rental payments of $250,000 per annum payable in equal monthly installments, $50,000 per year in parking assessments and $12,000 per year in marketing expenses and percentage rent ranging from 6% to 10% of the annual sales volume of Country Star Hollywood; PROVIDED, HOWEVER, that such percentage rent payments do not commence until such time as the Company has recouped all sums that it has expended in connection with leasehold improvements made by the Company with respect to the premises. Management is currently in the process of determining with the landlord the amount of leasehold improvements which may be recouped before percentage rent is payable and the amount, if any, of percentage rent that has been forgone. The lease, which was entered into in January of 1994, had an initial term of three years and three five-year options, and is subject to termination by the landlord at any time after May 31, 1997 on nine months' notice, provided that the lease cannot be terminated by the landlord if the subsequent tenant is another restaurant or like type user of the premises. The Company has exercised the first five-year option extending the term trough May 31, 2002, and subject to the foregoing termination right, the Company has the right to extend the lease beyond May 31, 2002 for two consecutive five-year terms. Country Star Hollywood seats approximately 475 people, inclusive of the approximately 150 seats on the partially enclosed patio.


         In February 1995, the Company entered into a ten (10) year lease for an approximately two (2) acre site located near the intersection of Las Vegas Boulevard South and Harmon Avenue, for Country Star Las Vegas. The Company's annual base rent was to be $1,200,000 per annum. The annual rent was to be increased to $1,400,000 for the third year. For the remaining seven (7) year term of the lease, the annual rent was to be subject to increases based upon a cost of living increase; PROVIDED, HOWEVER, that notwithstanding the foregoing, the annual rent was to be increased during such seven (7) year period by not less than four percent (4%) and not more than six percent (6%) per year on a compounded basis.


         During December, 1997 the Company entered into a series of transactions under which the Company entered into a new lease of the Restaurant. The new lease took effect on February 8, 1998.

The new lease provides for base rent payable in an amount equal to one-half (1/2) of the Company's positive cash flow from operating the restaurant (with no reduction for the Company's corporate overhead expenses other than for salary and employee related expenses for 1/2 of an accounts payable employee, 1/2 of a payroll employee and 1/2 of an executive chef). The new lease terminates on September 30, 1998, unless the landlord and the Company mutually agree in writing to extend the lease on a month-to-month basis.


LEGAL PROCEEDINGS


         ATLANTA AND LAS VEGAS LIEN MATTERS. Certain contractors have filed claims of lien against the Company's Atlanta and Las Vegas restaurants that have not been cleared by the posting of a bond or any payment. Such claims of lien total approximately $1,200,000. The Company is pursuing its rights and remedies against contractors whom it believes have filed invalid lien claims.


         CONTRACTOR LITIGATION IN ATLANTA. On February 3, 1998, Pacific Southwest Design, Inc. ("PSD") filed a suit in Atlanta against the Company claiming damages of $597,659 for failure to pay amounts due for services rendered. The Company intends to vigorously defend against this action and has counterclaimed for damages in an undetermined amount for the contractor's breach of contract and failure to perform workmanlike work which caused the Company to lose its Atlanta lease.

         ATLANTA LEASE DEFAULT. The Company's restaurant in Atlanta was the subject of litigation with the Landlord of the facility since April 1997. In this litigation, the Landlord sought to have the restaurant turned over to it on the grounds that the Company was holding over in the premises beyond the term for which they were leased. The Company defended the action vigorously. The Company contended that many of the Landlord's allegations of default were false, that others which were not false have been cured and that others were directly caused by the Landlord's bad faith in performing its obligations under the lease. The Company also contended that the Notice which purported to terminate the Lease was defective. Rental payments under the lease had been prepaid through December 31, 1997. Additional rent in the amount of $62,500 per month were due and payable commencing January 1, 1998. The Company did not have the cash available to make this January rental payment.

         In light of the defaults alleged in the litigation and the imminent default of the payment of the January 1998 rent, the Company determined to agree to a settlement of the dispute with the Landlord of the Atlanta facility. Under the terms of the settlement, the Company removed some of its fixtures and equipment from the premises during January 1998 with he balance to be removed on or about May 1998. The Landlord forgave all past due rents and additional rent. Under the terms of the settlement, the Landlord and the Company will pursue claims against the architect and construction company that designed and built the restaurant facility for negligent design and construction, and related causes of action. The Landlord will advance the legal fees required to pursue these actions.

         TRADE CLAIM LITIGATIONS. A number of creditors have filed actions against the Company for amounts allegedly owed for services provided or for goods delivered by such creditors. Such lawsuits seek monetary damages ranging from approximately $1,700 to approximately $52,000 and approximately $125,000 in the aggregate. The Company disputes certain of those claims and will contest them. The Company is attempting to settle those claims it does not dispute.

         EDWARD TECHNOLOGIES, INC. V. COUNTRY STAR RESTAURANTS, INC. AND ROBERT SCHUSTER. On or about March 18, 1997, Edwards Technologies, Inc. filed an action in Superior Court, Los Angeles County against the Company and Mr. Schuster seeking monetary damages in the amount of approximately $318,000 in respect of equipment sold to the Company for which the Company had allegedly not paid. On April 7, 1997, Edwards Technologies, Inc., pursuant to a settlement agreement with the Company, dismissed the action as against the Company in exchange for payment of $132,000. Edwards Technologies, Inc. reserved the right to continue to pursue its claims against Mr. Schuster. The Company may be obligated to indemnify Mr. Schuster against any judgment obtained by Edwards Technologies, Inc.


         COUNTERCLAIM OF JOE BULAT. The Company commenced an action against Joe Bulat to terminate its agreement with Mr. Bulat under which he was to provide parking services for the Atlanta restaurant and to recover damages for breaches. Mr. Bulat has counterclaimed for damages of $110,000 based on alleged breaches of the agreement by the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The names and ages of the directors and executive officers of the Company continuing in office, and of executive officers who held office during 1997 are set forth below.

     NAME                           AGE             POSITION HELD

Dan J. Rubin                        26         President, Chief Executive
                                                 Officer and Director

Robert A. Nardone, Jr.              31         Director

Darren C. Rice                      28         Director

Robert L. Davidson                  46         Secretary

Robert J. Schuster(1)               53         Formerly Chairman of the Board
                                                 of Directors, Chief Executive
                                                 Officer and Secretary

         Mr. Nardone and Mr. Rice serve on the Audit Committee and Compensation Committee of the Company's Board of Directors.

         Set forth below is biographical information for each director of the Company.

         DAN RUBIN, age 26, became Chief Executive Officer, President and a director of the Company on February 12, 1997. He has been a private investor during the past five years. He is the President and Chief Executive Officer of Rubin Investment Group, a private investment company which makes equity and debt investments in private and publicly held companies. Prior to joining the Company, Mr. Rubin had no experience in managing or supervising the operations of a business comparable to the Company.

         ROBERT A. NARDONE, JR., age 31, became a Director of the Company on February 12, 1997. He has been a senior loan officer of Summit Bank since November, 1992.

         DARREN C. RICE, age 28, became a Director of the Company on February 12, 1997. He has been President of Cornerstone Financial, Inc., a mortgage banking company since October, 1995.

----------------------

(1) ROBERT J. SCHUSTER was Chairman of the Board, Chief Executive Officer and Secretary of the Company from its inception to February, 1997.

From November, 1992 to October, 1995 he was a mortgage sales representative for Norwest Mortgage, Inc.

         EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Company to the Chief Executive Officer and executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the years ended December 31, 1995, 1996 and 1997.

                                                    SUMMARY COMPENSATION TABLE
                                                                                     LONG-TERM COMPENSATION
                                                                                     ----------------------
                                  ANNUAL COMPENSATION                           AWARDS                 PAYOUTS
                                  -------------------                           ------                 -------
                                                                                     SECURITIES
                                                             OTHER ANNUAL RESTRICTED UNDERLYING             ALL OTHER
     NAME AND                                                   COMPEN-     STOCK     OPTIONS/     LTIP       COMPEN-
PRINCIPAL POSITION         YEAR     SALARY($)       BONUS      SATION($)   AWARDS($)   SARS(#)   PAYOUTS($)  SATION($)
------------------         ----     ---------       -----      ---------   ---------   -------   ----------  ---------
Dan Rubin                  1997   $    42,769(1)  $ 35,000(2)        --          --         --          --          --
  President and            1996            --           --           --          --         --          --          --
  Director                 1995            --           --           --          --         --          --          --
Robert J. Schuster         1997   $    31,250           --           --          --         --          --          --
  Former Chief Executive   1996   $   250,000     $ 40,000      $     0     $     0         --(1)  $     0     $     0
  Officer, Secretary and   1995   $   250,000     $      0      $     0     $     0    $     0     $     0     $     0
  Director


----------------------
(1) Mr. Rubin's compensation is payable at the rate of $20,000 per month. To date, Mr. Rubin has received $42,769 of his 1997 salary from the Company and the balance of $170,000 has been accrued.

(2) Mr. Rubin's bonus was paid by the issuance of 37,000 shares of Common Stock of the Company, valued at $35,000.

1997 OPTION GRANTS

         The following table shows information regarding grants of stock options in 1997 to the executive officers named in the Summary Compensation Table.

                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------
      (a)                       (b)            (c)                 (d)                (e)

                            Number of     % of Total
                            Securities    Options
                            Underlying    Granted to           Exercise
                            Options       Employees            or Base
Executive Officer           Granted       In Fiscal Year       Price ($/Sh)        Exp. Date
-----------------           ----------    --------------       ------------        ---------

Dan Rubin                     ---              ---                 ---                 ---

Robert J. Schuster            ---              ---                 ---                 ---

1997 OPTION EXERCISES AND YEAR-END VALUES

         The following table shows information regarding the exercise of stock options during 1997 by the executive officers named in the Summary Compensation Table and the number and value of any unexercised stock options as of December 31, 1997.

    (a)                    (b)              (c)            (d)                  (e)

                                                         Number of
                                                         Securities           Value of
                                                         Underlying           Unexercised
                                                         Unexercised          In-The-Money
                          Shares                         Options at           Options at
                          Acquired                       FY-End (#)           FY-End ($)
                          on               Value         Exercisable/         Exercisable/
Executive Officer         Exercise (#)     Realized ($)  Unexercisable        Unexercisable
-----------------         ------------     ------------  -------------        -------------

Dan Rubin                     ---              ---                 ---            ---

Robert J. Schuster            ---              ---                 ---            ---

SECURITY OWNERSHIP OF MANAGEMENT; PRINCIPAL STOCKHOLDERS

         The following table shows as of April 9, 1998 the beneficial ownership of Common Stock by any holder of more than five percent (5%) of the outstanding shares, each nominee, by each of the incumbent executive officers and directors, and such directors and executive officers as a group.

                                                      COMMON STOCK
                                                      ------------

                                               AMOUNT AND NATURE OF
                                               BENEFICIAL OWNERSHIP(1)

                                                        EXERCISABLE    PERCENT
       NAME AND ADDRESS OF                     DIRECTLY   OPTIONS        OF
       BENEFICIAL OWNER                          OWNED   AND NOTES      TOTAL
       -------------------                     -------- -----------    -------

Dan J. Rubin                                      ---    5,041,667     36.9%
c/o Country Star Restaurants, Inc.
4929 Wilshire Boulevard, Suite 428
Los Angeles, California 90010

Robert A. Nardone, Jr                             ---          ---      ---
c/o Country Star Restaurants, Inc.
4929 Wilshire Boulevard, Suite 428
Los Angeles, California 90010

Darren C. Rice                                    ---          ---      ---
c/o Country Star Restaurants, Inc.
4929 Wilshire Boulevard, Suite 428
Los Angeles, California 90010

Cameron Capital Ltd.                          749,589          ---      9.1%
10 Cavendish Road
Hamilton HM 19, Bermuda

All incumbent officers, directors                 ---          ---     36.9%
and director nominees as a
group

----------
(1) The shares of Common Stock owned by each person or by the group, and the shares included in the total number of shares of Common Stock outstanding, have been adjusted in accordance with Rule 13d-3 under the Securities Act of 1934, as amended, to reflect the ownership of shares issuable upon exercise of outstanding options, warrants, convertible debt or other common stock equivalents which are exercisable within 60 days. As provided in such Rule, such shares issuable to any holder are deemed outstanding for the purpose of calculating such holder's beneficial ownership but not any other holder's beneficial ownership.

INDEMNIFICATION AND EXCULPATION PROVISIONS

         The Company's Certificate of Incorporation provides for indemnification of officers and directors to the fullest extent permitted by Delaware law. In addition, under the Company's Certificate of Incorporation, no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. Insofar as Indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              CERTAIN TRANSACTIONS

PRIVATE PLACEMENTS DURING 1996

         On February 12, 1996, the Company sold 24,190 shares of Common Stock to Dan Rubin, now President and Chief Executive Officer of the Company, and Roy B. Rubin, M.D., P.C., M.P.P.P., a pension fund (the "Pension Fund") for an aggregate purchase price of $635,000. Mr. Rubin and the Pension Fund, both of whom are affiliates of the Rubin Investment Group, also received certain piggyback and demand registration rights with respect to the shares they acquired.

         On April 10, 1996, the Company sold (i) 13,333 shares of Common Stock and 66,667 Warrants to Wisdom Tree Associates for an aggregate purchase price of $400,000 and (ii) 25,000 shares of Common Stock and 125,000 Warrants to Dan Rubin for an aggregate purchase price of $750,000. Each Warrant entitles the holder to acquire one (1) share of Common Stock of the Company at an exercise price of $30 per share. The purchasers received certain demand and piggyback registration rights with respect to the securities they acquired.

         On August 28, 1996, the Company sold 17,037 shares of Series A Preferred Stock to Dan Rubin, an individual, Robert Lyszczarz, an individual and Roy B. Rubin, M.D., P.C., M.P.P.P., a pension fund (the "Pension Fund") for an aggregate purchase price of

$2,280,000. The Series A Preferred Stock paid cumulative dividends of 6% per annum, payable in cash or Common Stock. In connection with the transaction, the Company issued an aggregate of 306,667 warrants. Each warrant entitles the holder to acquire one (1) share of Common Stock of the Company at a purchase price of $22.50 per share. Mr. Rubin and the Pension Fund, both of whom are affiliates of the Rubin Investment Group, and Mr. Lyszczarz, also received certain demand registration rights with respect to the Shares they acquired.


         On October 10, 1996 the Company sold 4,000 shares of newly issued 7% Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). The sale was made to Cameron Capital Ltd., a foreign institutional investor, for an aggregate purchase price of $4,000,000, or $1,000 per share. On February 12, 1997, all of the outstanding shares of Series B Convertible Preferred Stock was exchanged by the holder with the Company for a Convertible Term Note in the principal amount of $4,000,000.

         All of the proceeds received by the Company from each of the aforementioned private placements is for further development of the Company's Country Star Restaurants and for working capital purposes.


         Management believes that all transactions between the Company and affiliated parties were on no less favorable terms than if the transaction had been negotiated between the Company and unaffiliated third parties.



FEBRUARY 12, 1997 FINANCING AND CHANGE IN CONTROL

         On February 12, 1997, the Company entered into a secured loan agreement with Dan Rubin ("Rubin") and Cameron Capital Ltd., an institutional investor ("Cameron").

         The secured loan agreement provides that Cameron has the fully assignable right to name three (3) members of the Board of Directors of the Company and that the Board of Directors shall not consist of more than five (5) members. Cameron assigned this right to Rubin as its agent. Immediately after the closing of the secured financing, Rubin's nominees, Darren Rice, William Wei and Robert Nardone were elected to the Board of Directors of the Company. The Board then elected Rubin to fill the last seat on the Board of Directors. The stockholders of the Company did not approve the granting of the security interests to Rubin or Cameron or the grant of the right to approve three members of the Board.

         The Board then elected Dan Rubin as Chief Executive Officer and President, and Robert L. Davidson as Secretary of the Company. Mr. Rubin assumed control of day-to-day operations of the Company. Mr. Rubin is being compensated at the rate of $20,000 per month, payable in cash or common stock of the Company, valued at market value at the time of issuance. Mr. Rubin's employment is terminable at will.

         Under the secured financing agreement, Rubin has made a $3,500,000 line of credit loan available to the Company, of which an initial advance of $500,000 was committed at closing. Rubin, in his sole discretion, may make additional advances to the

Company under this line of credit, but is not required to make any such additional advances. All advances under the line of credit loan bear interest at the rate of prime plus four percent (4%), payable semi-annually commencing December 31, 1997. The principal balance of all line of credit advances are due and payable on October 9, 1999. In consideration for the initial line of credit advance of $500,000, the Company issued a warrant to acquire 16,667 shares of its common stock at an exercise price of $6.25 per share.

         All additional line of credit advances shall have the same terms and conditions as the initial line of credit advance. For each such additional advance, Rubin shall receive one (1) common stock purchase warrant for every $30 advanced. The exercise price for these warrants shall be $6.25 per share. All of the warrants issued or to be issued to Rubin shall be subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, or similar corporate events.

         Cameron exchanged its 4,000 shares of Series B Convertible Preferred Stock of the Company, with an aggregate liquidation preference of $4,000,000, for a convertible term note in the principal amount of $4,000,000. The convertible term note bears interest at the rate of seven percent (7%) per annum, payable semi-annually commencing December 31, 1997. The principal balance is due and payable on October 9, 1999. Any portion or all of the principal amount of the note outstanding may be converted into common stock of the Company commencing ninety (90) days after the date of closing of the financing. Upon conversion, the Company shall issue that number of shares of its common stock obtained by dividing the principal amount of the loan converted by the lesser of
(i) $13.30; or (ii) 80% of the average closing bid price of the common stock for the five (5) consecutive trading days preceding the date of conversion. The maximum number of shares into which the convertible note may be converted shall not exceed 2,000,000. The conversion formula is subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, or similar transactions.

         In connection with the commitment to make the line of credit loan, Rubin and other investors in the Company agreed to settle certain claims against the Company for the amount of $1,950,000, plus $50,000 in fees and expenses. The Company has issued its convertible term notes in the aggregate amount of $1,950,000 and agreed to pay $50,000 to Rubin and these investors, in settlement of their claims. These convertible term notes contain the same terms and conditions as the convertible term note issued to Cameron, except that the holders of these convertible term notes may exercise their conversion feature at any time following the closing. The issuance was in settlement of claims arising out of the sale by the Company to Dan Rubin and other investors of 170,371 shares of Series A Preferred Stock and 30,667 shares of Common Stock Purchase Warrants for aggregate consideration of $2,300,000. The claims related to alleged misrepresentations of the financial condition of the Company and alleged misrepresentations concerning the Company's proposed future sales of equity. The amount of damages was determined as the difference between the aggregate purchase price of the securities paid by Mr. Rubin and the investors and the aggregate consideration of $350,000 received upon the sale of the securities.

         The line of credit advances by Rubin, Cameron's convertible term note and the convertible term notes issued in settlement of claims were all secured by a lien on substantially all of the tangible and intangible assets of the Company. In the event of default, the secured parties shall participate in the proceeds of the collateral in proportion to their outstanding debt.

FEBRUARY 18, 1998 FINANCIAL RESTRUCTURING

         Cameron Capital, Ltd. ("Cameron"), an institutional investor, had originally held $4,000,000 of convertible long term debt due on October 9, 1999 and bearing interest at the rate of seven percent (7%) per annum. Cameron had converted approximately $1,000,000 principal amount of the debt into Common Stock of the Company, leaving a balance due of approximately $3,000,000. A dispute between the Company and Cameron had arisen regarding the proper use of the proceeds realized by the Company from the agreements dated December 30, 1997, it had entered into regarding the modification of the lease of its Las Vegas facility. Cameron contended that the Company was obligated to use the proceeds to prepay its debt; the Company believed that the proceeds were needed for working capital and the repayment of other debt. Cameron had commenced legal action against the Company on February 13, 1998 in United States District Court for the Northern District of Illinois in which it sought recovery of the full $1,550,000 received by the Company in connection with the lease modification. Cameron had obtained a temporary restraining order which prohibited the Company from using any of the proceeds of the lease modification until the dispute could be resolved. The Company and Cameron agreed to settle Cameron's legal action in order to avoid the uncertainty of litigation and the expense of proceeding through discovery and trial.

         Under the terms of the Settlement Agreement dated February 18, 1998 (the "Settlement Agreement"), Cameron agreed to dismiss its legal action against the Company and to accept as a full settlement of its long term debt aggregate consideration consisting of a cash payment of $1,300,000 payable at closing and the issuance of 670,000 shares of the Company's Common Stock, par value $.01 per share. Cameron does not have any registration rights with respect to the Common Stock but is eligible to resell certain amounts immediately pursuant to the provisions of Rule 144 under the Securities Act of 1933, as amended. The Settlement Agreement provides for mutual releases of all claims held by the Company against Cameron and by Cameron against the Company and

Dan Rubin, its Chief Executive Officer and President.

         The Company was able to fund the cash payment of the Agreement with Cameron with the proceeds it received from a $1,300,000 line of credit loan to the Company made by an institutional investor (the "Lender"). The institutional investor is a pension trust controlled by Dan Rubin's father. This sum was lent to the Company pursuant to the terms and conditions of the Loan and Security Agreement dated February 12, 1997 between the Company, Cameron and various lenders. This loan is due on October 9, 1999 and bears interest at the rate of prime plus four percent (4%). The Lender also received warrants to acquire 43,333 shares of the Company's Common Stock at an exercise price of $6.25 per share. Any portion or all of the principal amount of the line of credit advance made by Lender outstanding may be converted into Common Stock of the Company. Upon conversion, the Company shall issue that number of shares of its Common Stock obtained by dividing the principal amount of the loan converted by the lesser of (i) $13.30, or (ii) 80% of the average closing bid price of the Common Stock for the five (5) consecutive trading days preceding the date of conversion. The conversion formula is subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, or similar transactions. The Loan and Security Agreement was also amended to provide for immediate repayment of the loan in the event of any change in control of the Company.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital of the Company consists of (i) 250,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), 8,633,15 shares of which were outstanding as of April 1, 1998; and (ii) 2,000,000 shares of "blank check" preferred stock, par value $.001 per share ("Preferred Stock"), none of which is outstanding.

COMMON STOCK

         Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the stockholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

         All shares of Common Stock issued and outstanding are, and those offered hereby, when issued, will be fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

6% CUMULATIVE CONVERTIBLE SERIES A PREFERRED STOCK

         The Company's outstanding shares of Cumulative Convertible Series A Preferred Stock have been automatically converted in accordance with the Company's Certificate of Incorporation into shares of Common Stock as of May 10, 1997 (the "Conversion Date"). Each outstanding share of Series A Preferred Stock was converted into six (6) shares of Common Stock on the Conversion Date. Former holders of Series A Preferred Stock have no rights as preferred shareholders except to receive certificates for their Common Stock upon delivery of their certificates for Series A Preferred Stock to the Company's transfer agent.

OTHER PREFERRED STOCK

         As of the date hereof, there are no shares of preferred stock outstanding. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock in one or more classes or series with such designations, rights, preferences and restrictions as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may, without prior stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of Common Stock. Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention of issuing any shares of preferred stock, there can be no assurance that it will not do so in the future. If the Company issues preferred stock, such issuance may have a dilutive effect upon both the preferred and common stockholders.

DELAWARE ANTI-TAKEOVER LAW

         The Company is subject to certain anti-takeover provisions under
Section 203 of the Delaware General Corporation Law. In general, under Section 203, a Delaware corporation may not engage in any business combination with any "interested stockholder" (a person that owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation or is an affiliate of a corporation and was the owner of 15% or more of the outstanding voting stock), for a period of three years following the date such stockholder became an interested stockholder, unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the stockholders by at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder. The restrictions imposed by section 203 will not apply to a corporation if the corporation's initial certificate of incorporation contains a provision expressly electing not to be governed by this section or the corporation by this section or the corporation by action of its stockholders holding a majority of outstanding stock adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203.

         The Company has not elected out of Section 203. This statutory provision could have the effect of discouraging, delaying or preventing a takeover of the Company, which could otherwise be in the best interests of the Company's stockholders, and have an adverse effect on the market price for the Company's Common Stock.

TRANSFER AGENT

         The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, located at Two Broadway, New York, New York 10004.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

         The Company has agreed to register the public offering of the Selling Stockholders' Shares under the Securities Act concurrently with this offering. An aggregate of 17,240,767 Selling Stockholders' Shares may be offered and sold pursuant to this Prospectus by the Selling Stockholders. Except as otherwise noted, none of the Selling Stockholders has ever held any position as officer, director or affiliate of the Company. The Company will not receive any of the proceeds from the sale of the Selling Stockholders' Shares by the Selling Stockholders. The following table sets forth certain information with respect to the Selling Stockholders:

                                                                               Number of     Number of
                                                                               Shares        Warrants
                                        Number of    Number of                 Beneficially  Beneficially
                                        Shares Owned Warrants      Number of   Owned         Owned
                                        Prior to     Owned Prior   Shares to   After this    After this
Name And Address                        Offering     to Offering   Be Offered  Offering(1)   Offering
----------------                        --------     -----------   ----------  -----------   --------

Zeek Family Trust                         56,000        -0-         56,000       -0-           -0-
16410 S. 37th
Phoenix, AZ 85044

Canine, Ltd.                             100,000        -0-        100,000       -0-           -0-
Genesis Building
P.O. Box 1
Jacksonville, VT 05342

Boaz and Susan Ben-Moshe                  40,000        -0-         40,000       -0-           -0-
as JT/WROS
12 The Glenadon
Roslyn, NY 11576

James A. Rexrode                          20,000        -0-         20,000       -0-           -0-
14703 Oak Bend
Houston, TX 77079

Princeton Otolaryngology                  16,000        -0-         16,000       -0-           -0-
Assoc
P.A. Retirement Trust
457 North Harrison Street
Princeton, NJ 08540

Stan Wallace                              20,000        -0-         20,000       -0-           -0-
305 West Baker
Apartment 1801
Baytown, TX 77521

Richard G. Morris                         40,000        -0-         40,000       -0-           -0-
105 Branchwood Trail
Coppell, TX 75019

                                                                               Number of     Number of
                                                                               Shares        Warrants
                                        Number of    Number of                 Beneficially  Beneficially
                                        Shares Owned Warrants      Number of   Owned         Owned
                                        Prior to     Owned Prior   Shares to   After this    After this
Name And Address                        Offering     to Offering   Be Offered  Offering(1)   Offering
----------------                        --------     -----------   ----------  -----------   --------


Morris Mitchell                          20,000          -0-        20,000        -0-           -0-
3706 East Creek Club Drive
Missouri City, TX 77459

Stanley Katz                             22,400          -0-        22,400        -0-           -0-
10 Bonnie Drive
Northpoint, NY 11768

Esther Purjes                            40,000          -0-        40,000        -0-           -0-
285 Central Park West, Apt. 2S
New York, NY 10024

Fredda Sheib                             16,000          -0-        16,000        -0-           -0-
680 West End Avenue
New York, NY 10025

Maple Partners Ltd.                      22,400          -0-        22,400        -0-           -0-
345 N. Maple Drive, Ste 358
Beverly Hills, CA 90210

JLA Partners Ltd.                        22,400          -0-        22,400        -0-           -0-
345 N. Maple Drive, Ste 358
Beverly Hills, CA 90210

David Weiner                             40,000          -0-        40,000        -0-           -0-
10 Iron Canyon Ct.
Park City, UT 04060

First Comet Corp.                        60,000          -0-        60,000        -0-           -0-
330 Perimeter Drive
Green Acres, FL 33467

Vermont Museum of                        60,000          -0-        60,000        -0-           -0-
Natural History
P.O Box 1
Jacksonville, VT 05342

Felix Kaufman                            22,400          -0-        22,400        -0-           -0-
32 Spring Valley Road
Morristown, NJ 07960

Holistica Int'l Ltd.                     40,000          -0-        40,000        -0-           -0-
c/o Appleby Spurling & Kempe
Attn:  Ruth Campbell
41 Cedar Avenue
Hamilton HM EX Bermuda

                                                                               Number of     Number of
                                                                               Shares        Warrants
                                        Number of    Number of                 Beneficially  Beneficially
                                        Shares Owned Warrants      Number of   Owned         Owned
                                        Prior to     Owned Prior   Shares to   After this    After this
Name And Address                        Offering     to Offering   Be Offered  Offering(1)   Offering
----------------                        --------     -----------   ----------  -----------   --------



Keyring Ltd.                             20,000          -0-         20,000       -0-           -0-
c/o Appleby Spurling & Kempe
Attn:  Ruth Campbell
41 Cedar Avenue
Hamilton HM EX Bermuda

Omotsu Holdings Ltd.                     64,000          -0-         64,000      -0-            -0-
15 Don Street
P.O. Box 302
St. Heller Jersey
  Channel Islands

Natper Ltd.                              40,000          -0-         40,000      -0-            -0-
c/o Eurocanadian Bank
Attn:  Russel Barnett
Marlborough Street
P.O. Box N3742
Nassau Bahamas

Mark Anderson                            20,000          -0-         20,000      -0-            -0-
10219 Burgoyne
Houston, TX 77042

Dan Purjes                               60,648          -0-         60,648      -0-            -0-
c/o Josephthal Lyon
  & Ross, Inc.
200 Park Avenue, 25th Floor
New York, New York 10166

Lawrence Rice                             5,855          -0-          5,855      -0-            -0-
c/o Josephthal Lyon
  & Ross, Inc.
200 Park Avenue, 25th Floor
New York, New York 10166

Charles Roden                             4,145          -0-          4,145      -0-            -0-
c/o Josephthal Lyon
  & Ross, Inc.
200 Park Avenue, 25th Floor
New York, New York 10166

Matthew Balk                             40,649          -0-         40,649      -0-            -0-
c/o Josephthal Lyon
  & Ross, Inc.
200 Park Avenue, 25th Floor
New York, New York 10166

                                                                               Number of     Number of
                                                                               Shares        Warrants
                                        Number of    Number of                 Beneficially  Beneficially
                                        Shares Owned Warrants      Number of   Owned         Owned
                                        Prior to     Owned Prior   Shares to   After this    After this
Name And Address                        Offering     to Offering   Be Offered  Offering(1)   Offering
----------------                        --------     -----------   ----------  -----------   --------

Michael Loew                              6,295          -0-          6,295      -0-            -0-
c/o Josephthal Lyon
  & Ross, Inc.
200 Park Avenue, 25th Floor
New York, New York 10166

Scott A. Weisman                         32,049          -0-         32,049      -0-            -0-
c/o Josephthal Lyon
  & Ross, Inc.
200 Park Avenue, 25th Floor
New York, New York 10166

Paul Fitzgerald                           5,801          -0-          5,801      -0-            -0-
c/o Josephthal Lyon
  & Ross, Inc.
200 Park Avenue, 25th Floor
New York, New York 10166

Sherwood P. Larkin                        2,777          -0-          2,777      -0-            -0-
c/o Josephthal Lyon
  & Ross, Inc.
200 Park Avenue, 25th Floor
New York, New York 10166

Richard Sichenzio                         2,102          -0-          2,102      -0-            -0-
c/o D.H. Blair & Co.
44 Wall Street
New York, New York 10005

Gary Bielfeldt                           75,000          -0-         75,000      -0-            -0-
Bielfeldt & Company
4700 N. Prospect Road
Peoria, Illinois 61614

Linda Bielfeldt                          25,000          -0-         25,000      -0-            -0-
c/o Bielfeldt & Company
4700 N. Prospect Road
Peoria, Illinois 61614

David Bielfeldt                          25,000          -0-         25,000      -0-            -0-
c/o Bielfeldt & Company
4700 N. Prospect Road
Peoria, Illinois 61614

                                                                               Number of     Number of
                                                                               Shares        Warrants
                                        Number of    Number of                 Beneficially  Beneficially
                                        Shares Owned Warrants      Number of   Owned         Owned
                                        Prior to     Owned Prior   Shares to   After this    After this
Name And Address                        Offering     to Offering   Be Offered  Offering(1)   Offering
----------------                        --------     -----------   ----------  -----------   --------


Dan J. Rubin(2)                       6,153,846          -0-      6,153,846      -0-            -0-
c/o Country Star
  Restaurants, Inc.
4929 Wilshire Boulevard
Suite 428
Los Angeles, CA 90010

Roy B. Rubin, M.D.(3)                10,000,000          -0-     10,000,000      -0-            -0-
 P.C., M.P.P.P.
9 Amherst Place
Woodland CA  95695

                                     ----------     --------     ----------  -------        -------

TOTAL                                17,240,767          -0-     17,240,767      -0-            -0-


----------------------
(1) Assumes all shares of Common Stock being offered pursuant to this Prospectus are sold by the Selling Stockholders.

(2) Mr. Dan Rubin is President, Chief Executive Officer and a Director of the Company. Mr. Roy B. Rubin is the father of Dan Rubin.

(3) Maximum number of shares presently issuable upon conversion of the Note held by Selling Stockholder. The number of shares issuable upon conversion of the Note is subject to certain limitations which may be adjusted by agreement between the Company and Selling Stockholder. The number of shares issuable upon conversion of the Note is determined by dividing the principal amount of the Note and all accrued and unpaid interest due thereon by the lesser of (i) $1.33, or (ii) Eighty Percent (80%) of the average closing bid price of the Common Stock for the five (5) consecutive trading days immediately prior to the date of conversion.

         The Selling Stockholders' Shares may be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholders' Shares may be sold by one or more of the following methods, without limitation: (i) in a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(iii) ordinary brokerage transactions and transactions in which broker solicits purchases; and (iv) transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from selling Stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. Sales of any shares of Common Stock by the Selling Stockholders may depress the price of the Common Stock in any market that may develop for the Common Stock.

         The Company will pay all of the expenses incident to the registration of the shares of Common Stock other than any fees or expenses or any counsel retained by the Selling Stockholders and any other out of pocket expenses incurred by the Selling Stockholders in connection with the registration of the shares, fees and expenses of compliance with state securities or blue sky laws and commissions and discounts of underwriters, dealers or agents, if any. The expenses payable by the Company are estimated to be $________.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Wolf Haldenstein Adler Freeman & Herz LLP, New York, New York.

                                     EXPERTS

         The financial statements of the Company for the years ended December 31, 1997 and December 31, 1996 included in this Prospectus have been so included herein in reliance on the report of Cacciamatta Accountancy Corporation, independent accountants, given upon the authority of that firm as experts in auditing and accounting. Such report contains a qualification regarding uncertainties as to the Company's ability to continue as a going concern.

                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Certified Public Accountants ........................ F-2

Consolidated Balance Sheet as of December 31, 1997 ........................ F-3

Consolidated Statements of Operations for the Years Ended
         December 31, 1997 and 1996 ....................................... F-4

Consolidated Statements of Stockholders' Equity for the Years Ended
         December 31, 1997 and 1996 ....................................... F-5

Consolidated Statements of Cash Flows for the Years Ended
         December 31, 1997 and 1996 ....................................... F-6

Notes to Consolidated Financial Statements ................................ F-8

Consolidated Balance Sheet as of
         March 31, 1998 (Unaudited) ....................................... F-29

Consolidated Statement of Operations
         for the Quarters Ended March 31, 1998 and 1997 (Unaudited) ....... F-30

Condensed Statements of Cash Flows for the Quarters
         Ended March 31, 1998 and 1997 (Unaudited)......................... F-31

Notes to Unaudited Consolidated Financial Statements ...................... F-32

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
Country Star Restaurants, Inc.

We have audited the accompanying consolidated balance sheet of Country Star Restaurants, Inc. as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Country Star Restaurants, Inc. as of December 31, 1997, and the results of their operations and their cash flows for each of the two years ended December 31, 1997 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company has experienced significant losses in 1996 and 1997, and is experiencing cash flow shortages. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 6. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.




                                 CACCIAMATTA ACCOUNTANCY CORPORATION
Irvine, California
April 8, 1998

                         COUNTRY STAR RESTAURANTS, INC.
                           Consolidated Balance Sheet
                               December 31, 1997

                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                        $  1,218,845
  Inventories                                                           231,762
  Other                                                                 189,757
                                                                   ------------

    TOTAL CURRENT ASSETS                                              1,640,364
                                                                   ------------

PROPERTY AND EQUIPMENT AT COST, NET OF ACCUMULATED
  DEPRECIATION AND AMORTIZATION OF $1,061,470:
  Leasehold improvements                                              3,431,250
  Furniture and equipment                                             1,382,755
  Memorabilia                                                           372,367
                                                                   ------------

    TOTAL PROPERTY AND EQUIPMENT                                      5,186,372

OTHER                                                                   267,423
                                                                   ------------

                                                                   $  7,094,159
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit                                                   $    900,000
  Accounts payable                                                      375,988
  Accrued legal expenses                                                332,000
  Accrued salaries                                                      264,352
  Other accrued expenses                                                121,074
                                                                   ------------

    TOTAL CURRENT LIABILITIES                                         1,993,414

CONVERTIBLE DEBT                                                      3,145,358
                                                                   ------------

    TOTAL LIABILITIES                                                 5,138,772
                                                                   ------------

COMMITMENTS AND CONTINGENCIES                                                --

STOCKHOLDERS' EQUITY:
  PREFERRED STOCK, $0.001 par value, 2,000,000 shares authorized,
       no shares issued and outstanding                                      --
  COMMON STOCK,  $0.01 par value, 250,000,000 shares authorized,
       7,872,755 shares issued and outstanding                           78,728
  ADDITIONAL PAID-IN CAPITAL                                         47,201,242
  ACCUMULATED DEFICIT                                               (45,324,583)
                                                                   ------------

    NET STOCKHOLDERS' EQUITY                                          1,955,387
                                                                   ------------

                                                                   $  7,094,159
                                                                   ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         COUNTRY STAR RESTAURANTS, INC.
                      Consolidated Statements of Operations

                                                          YEAR ENDED DECEMBER 31,
                                                       ----------------------------
                                                           1997            1996
                                                       ------------    ------------
REVENUES:
  Food and beverage                                    $  5,744,789    $  7,048,023
  Merchandise                                               534,273       1,011,392
                                                       ------------    ------------

                                                          6,279,062       8,059,415
                                                       ------------    ------------
COST AND EXPENSES:
  Cost of revenues:
    Food and beverage                                     1,924,113       2,222,506
    Merchandise                                             451,942         656,760
  Labor                                                   2,650,871       3,917,988
  Rent                                                    2,465,450       1,275,860
  Other restaurant operating                              1,273,895       1,967,020
  Selling, general and administrative                     3,590,291       8,801,764
  Depreciation and amortization                           1,058,608       1,210,685
  Settlement of stockholders' claims                        980,384       2,000,000
  Loss on disposal of assets                             10,178,560              --
  Impairment of long-lived assets                                --       5,584,458
                                                       ------------    ------------

                                                         24,574,114      27,637,041
                                                       ------------    ------------

LOSS FROM OPERATIONS                                    (18,295,052)    (19,577,626)
                                                       ------------    ------------

OTHER INCOME (EXPENSE):
  Interest income                                             7,254         302,626
  Interest expense                                         (410,281)       (375,936)
  Embedded interest expense                              (2,346,286)             --
                                                       ------------    ------------

                                                         (2,749,313)        (73,310)
                                                       ------------    ------------

LOSS BEFORE MINORITY INTEREST AND EXTRAORDINARY ITEM    (21,044,365)    (19,650,936)

MINORITY INTEREST                                         2,124,446       2,870,554
                                                       ------------    ------------

LOSS BEFORE EXTRAORDINARY ITEM                          (18,919,919)    (16,780,382)

EXTRAORDINARY ITEM - SETTLEMENT OF TRADE PAYABLES         1,673,629              --
                                                       ------------    ------------

NET LOSS                                               $(17,246,290)   $(16,780,382)
                                                       ============    ============

BASIC AND DILUTED LOSS PER COMMON SHARE:
  Loss before extraordinary item                       $      (5.90)   $     (15.54)
  Extraordinary item                                           0.52              --
                                                       ------------    ------------

  Net loss per common share                            $      (5.38)   $     (15.54)
                                                       ============    ============

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING                              3,208,465       1,107,481
                                                       ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                              COUNTRY STAR RESTAURANTS, INC.
                                     Consolidated Statements of Stockholders' Equity
                                          Years Ended December 31, 1997 and 1996

                                                                 Preferred Stock                Preferred Stock
                                                                   Series A                         Series B
                                                          ----------------------------    ----------------------------
                                                             Number                          Number
                                                            of Shares        Amount         of Shares        Amount
                                                          ------------    ------------    ------------    ------------
Balance, January 1, 1996                                     1,277,089    $      1,277              --    $         --
Common stock issued in settlement of legal claim                    --              --              --              --
Common stock issued in a private placement                          --              --              --              --
Preferred stock converted to common                         (1,047,015)         (1,047)             --              --
Common stock issued for dividends on preferred stock                --              --              --              --
Common stock issued for the exercise of warrants                    --              --              --              --
Common stock issued for payment of financing charges                --              --              --              --
Issuance of preferred stock in a private placement             170,371             170              --              --
Issuance of preferred stock in a private placement                  --              --           4,000               4
Preferred stock converted to convertible debt                       --              --          (4,000)             (4)
Unamortized stock option cost                                       --              --              --              --
Amortization of stock option cost                                   --              --              --              --
Net loss                                                            --              --              --              --
                                                          ------------    ------------    ------------    ------------
Balance, December 31, 1996                                     400,445             400              --              --
Common stock issued for dividends on preferred stock                                                --              --
Preferred stock converted to common                           (400,445)           (400)             --              --
Common stock issued for the exercise of warrants                    --              --              --              --
Common stock issued upon conversion of debt                         --              --              --              --
Common stock issued in private placements
     net of issuance costs of $107,357                              --              --              --              --
Common stock issued in settlement of trade payables                 --              --              --              --
Common stock issued for purchase of CSLV interest                   --              --              --              --
Common stock issued in settlement of claims                         --              --              --              --
Additional paid-in capital related to embedded interest             --              --              --              --
Common stock issued for officer bonus                               --              --              --              --
Common stock issued for payment of financing charges                --              --              --              --
Common stock issued for services                                    --              --              --              --
Amortization of stock option cost                                   --              --              --              --
Net loss                                                            --              --              --              --
                                                          ------------    ------------    ------------    ------------
Balance, December 31, 1997                                          --    $         --              --    $         --
                                                          ============    ============    ============    ============

                                                                     Common Stock
                                                      ------------------------------------------
                                                                                Amount               Additional      Unamortized
                                                        Number of   ----------------------------       Paid-in      Stock Option
                                                         Shares       Per Share        Total           Capital          Cost
                                                      ------------  ------------    ------------    ------------    ------------
Balance, January 1, 1996                                   594,758  $         --    $      5,948    $ 29,454,152    $   (232,892)
Common stock issued in settlement of legal claim             4,319  $      18.52              43          79,957              --
Common stock issued in a private placement                 120,619  $20.00-35.00           1,206       3,406,051              --
Preferred stock converted to common                        628,209                         6,282          (5,235)             --
Common stock issued for dividends on preferred stock        20,082  $ 7.20-41.80             201         432,579              --
Common stock issued for the exercise of warrants            24,200  $      20.93             242         506,258              --
Common stock issued for payment of financing charges        36,565  $       7.50             366         273,873              --
Issuance of preferred stock in a private placement              --            --              --       2,209,830              --
Issuance of preferred stock in a private placement              --            --              --       3,667,496              --
Preferred stock converted to convertible debt                   --            --              --      (3,667,496)             --
Unamortized stock option cost                                   --            --              --         249,250        (249,250)
Amortization of stock option cost                               --            --              --              --         336,935
Net loss                                                        --            --              --              --              --
                                                      ------------  ------------    ------------    ------------    ------------
Balance, December 31, 1996                               1,428,752                        14,288      36,606,715        (145,207)
Common stock issued for dividends on preferred stock         2,117  $       5.63              21          11,889              --
Preferred stock converted to common                        240,267                         2,403          (2,003)             --
Common stock issued for the exercise of warrants           200,000  $   .75-4.00           2,000         405,500              --
Common stock issued upon conversion of debt              3,700,670  $   .25-2.84          37,007       4,117,635              --
Common stock issued in private placements
     net of issuance costs of $107,357                     407,244  $   .62-2.80           4,072         973,209              --
Common stock issued in settlement of trade payables        260,962  $  2.50-4.25           2,610         980,579              --
Common stock issued for purchase of CSLV interest          225,000  $       1.44           2,250         322,750              --
Common stock issued in settlement of claims              1,045,743  $        .94          10,457         969,927              --
Additional paid-in capital related to embedded interest         --                            --       2,346,286              --
Common stock issued for officer bonus                       37,000  $        .95             370          34,630              --
Common stock issued for payment of financing charges       300,000  $   .88-2.80           3,000         325,000              --
Common stock issued for services                            25,000  $       4.38             250         109,125              --
Amortization of stock option cost                               --                            --              --         145,207
Net loss                                                        --                            --              --              --
                                                      ------------                  ------------    ------------    ------------
Balance, December 31, 1997                               7,872,755                  $     78,728    $ 47,201,242    $         --
                                                      ============                  ============    ============    ============

                                                                           Total
                                                        Accumulated    Stockholders'
                                                         Deficit          Equity
                                                       ------------    ------------
Balance, January 1, 1996                               $(10,853,221)   $ 18,375,264
Common stock issued in settlement of legal claim                 --          80,000
Common stock issued in a private placement                       --       3,407,257
Preferred stock converted to common                              --              --
Common stock issued for dividends on preferred stock       (432,780)             --
Common stock issued for the exercise of warrants                 --         506,500
Common stock issued for payment of financing charges             --         274,239
Issuance of preferred stock in a private placement               --       2,210,000
Issuance of preferred stock in a private placement               --       3,667,500
Preferred stock converted to convertible debt                    --      (3,667,500)
Unamortized stock option cost                                    --              --
Amortization of stock option cost                                --         336,935
Net loss                                                (16,780,382)    (16,780,382)
                                                       ------------    ------------
Balance, December 31, 1996                              (28,066,383)      8,409,813
Common stock issued for dividends on preferred stock        (11,910)             --
Preferred stock converted to common                              --              --
Common stock issued for the exercise of warrants                 --         407,500
Common stock issued upon conversion of debt                      --       4,154,642
Common stock issued in private placements
     net of issuance costs of $107,357                           --         977,281
Common stock issued in settlement of trade payables              --         983,189
Common stock issued for purchase of CSLV interest                --         325,000
Common stock issued in settlement of claims                      --         980,384
Additional paid-in capital related to embedded interest          --       2,346,286
Common stock issued for officer bonus                            --          35,000
Common stock issued for payment of financing charges             --         328,000
Common stock issued for services                                 --         109,375
Amortization of stock option cost                                --         145,207
Net loss                                                (17,246,290)    (17,246,290)
                                                       ------------    ------------
Balance, December 31, 1997                             $(45,324,583)   $  1,955,387
                                                       ============    ============

                         COUNTRY STAR RESTAURANTS, INC.
                      Consolidated Statements of Cash Flows

                                                                YEAR ENDED DECEMBER 31,
                                                             ----------------------------
                                                                 1997            1996
                                                             ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                   $(17,246,290)   $(16,780,382)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
    Depreciation and amortization                               1,058,608       1,210,685
    Stock issued in settlement of legal claim                          --          80,000
    Embedded interest expense                                   2,346,286              --
    Stock issued for settlement of stockholders' claims           980,384       2,000,000
    Stock issued for services                                     109,375              --
    Stock issued for settlement of trade payables                 670,689              --
    Stock issued for financing charges                            328,000         274,239
    Stock issued for officer bonus                                 35,000              --
    Amortization of stock options cost                            145,207         336,935
    Loss on disposal of assets                                 10,178,560              --
    Impairment of long-lived assets                                    --       5,584,458
    Extraordinary gain on settlement of trade payables         (1,673,629)             --
    Minority interests                                         (2,124,446)     (2,870,554)
  Changes in assets and liabilities:
    Decrease (increase) in inventories                            512,845        (363,999)
    Decrease (increase) in preopening costs                            --        (300,000)
    Decrease (increase) in prepaid expenses and other             141,378        (467,830)
    Decrease (increase) in other non-current assets                45,901        (104,899)
    (Decrease) increase in accounts payable                      (506,086)      2,955,362
    Increase in accrued expenses                                  177,234         563,990
                                                             ------------    ------------

    Net cash used by operating activities                      (4,820,984)     (7,881,995)
                                                             ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                                             --     (15,109,955)
  Proceeds from disposal of assets                              1,550,000              --
  Proceeds received from minority interests                            --       4,500,000
                                                             ------------    ------------

    Net cash provided (used) by investing activities            1,550,000     (10,609,955)
                                                             ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit                                    900,000              --
  Proceeds from convertible debt                                1,350,000              --
  Net proceeds from issuance of common and preferred stock      1,384,781       9,791,257
  Capital lease payments                                          (94,157)       (110,777)
                                                             ------------    ------------

    Net cash provided by financing activities                   3,540,624       9,680,480
                                                             ------------    ------------

Net increase (decrease) in cash                                   269,640      (8,811,470)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      949,205       9,760,675
                                                             ------------    ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                       $  1,218,845    $    949,205
                                                             ============    ============

                                                                               (continued)

The accompanying notes are an integral part of these consolidated financial statements.

                                     COUNTRY STAR RESTAURANTS, INC.
                           Consolidated Statements of Cash Flows (continued)

                                                                              YEAR ENDED DECEMBER 31,
                                                                           -----------------------------
                                                                              1997               1996
                                                                           ----------         ----------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:

  Equipment acquired with capital leases                                   $       --         $  288,474

  Common stock issued to settle capital lease obligations                     312,500                 --

  Common stock issued in acquisition of additional CSLV interest              325,000                 --

  Pre-development costs transferred to leasehold improvements                      --          1,142,012

  Investments in and advances to Las Vegas, LLC transferred
    to leasehold improvements                                                      --            852,488

  Note payable transferred to the equity in Las Vegas, LLC                         --            495,000

  Warrants given for promotional services to be provided
    in the future                                                                  --            249,250

  Common stock issued upon conversion of debt                               4,154,642                 --

  Conversion of preferred stock to convertible debt net of
    $332,500 of debt issuance costs                                                --          3,667,500

SUPPLEMENTAL DISCLOSURE:

  Cash paid during the year for interest                                   $   82,281         $   44,810
                                                                           ==========         ==========


         The accompanying notes are an integral part of these consolidated financial statements.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the accounts of Country Star Restaurants, Inc. and its majority owned subsidiary, Country Star Las Vegas, LLC (CSLV) (collectively, the "Company"). Effective December 30, 1997, as discussed in Note 3, the Company sold its interest in CSLV. All material intercompany transactions and accounts have been eliminated in consolidation.

      NATURE OF BUSINESS

      The Company was formed for the purpose of owning and operating country music, theme-oriented, casual dining restaurants in various locations throughout the United States. The restaurants are operated under the name "Country Star" followed by the name of the city.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents includes cash on hand, demand deposits, and short-term investments with original maturities of three months or less. At December 31, 1997, the Company had no cash equivalents, and virtually all demand deposits were with one financial institution. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks.

      INVENTORIES

      Inventories, consisting primarily of merchandise, are stated at the lower of cost (first-in, first-out) or market.

      PROPERTY AND EQUIPMENT


      SFAS 121, whose provisions were adopted by the Company in 1996, requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Construction costs overruns and continuing operating losses were indicators of potential impairment of the Company's three restaurants. Accordingly, the carrying values of these assets were written down to the Company's estimates of fair values. Fair value was based principally on a thorough analysis of comparable theme-based restaurant assets and an appraisal of one of the Company's restaurants. The Company reviews its assets for impairment on an annual basis.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      PROPERTY AND EQUIPMENT (CONTINUED)

      The impairment recorded in 1996 by restaurant location and asset type was as follows:

                                LEASEHOLD        FURNITURE AND
                               IMPROVEMENTS        EQUIPMENT           TOTAL
                               ------------      -------------     ------------
Country Star Hollywood         $  1,307,363      $     365,063     $  1,672,426
Country Star Las Vegas            2,354,330                 --        2,354,330
Country Star Atlanta              1,557,702                 --        1,557,702
                               ------------      -------------     ------------

                               $  5,219,395      $     365,063     $  5,584,458
                               ============      =============     ============



      This non-cash charge to operations increased the 1996 loss by $5.04 per share.

      Property and equipment are stated at cost, less accumulated depreciation. Amortization of leasehold improvements is provided over the estimated useful life of the asset or the lease term, including option periods, whichever is shorter. Depreciation of memorabilia commences when it is placed in service upon its installation at a unit location. Depreciation is provided for by using the straight-line method over the following useful lives:

                                                                    YEARS
                                                                    -----
                  Furniture and equipment                           5 - 8
                  Memorabilia                                           5
                  Leasehold improvements                               18

      Expenditures for additions and improvements which extend the life of the assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred.

      INCOME TAXES

      The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to the difference between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      MINORITY INTERESTS

      Minority interests represent the minorities' equity in the earnings or losses in the entity which is majority owned by the Company.

      FOOD, BEVERAGE AND MERCHANDISE REVENUES

      Food, beverage and merchandise revenues are recognized as the products are sold to customers.

      STOCK-BASED COMPENSATION

      The Company accounts for compensation costs related to employee stock options and other forms of employee stock-based compensation plans in accordance with the requirements of Accounting Principles Board Opinion 25 ("APB 25"). APB 25 requires compensation costs for stock-based compensation plans to be recognized based on the difference, if any, between the fair market value of the stock on the date of grant and the option exercise price. In October 1995, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards 123, Accounting for Stock-Based Compensation ("SFAS 123"). SFAS 123 established a fair value-based method of accounting for compensation costs related to stock options and other forms of stock-based compensation plans. However, SFAS 123 allows an entity to continue to measure compensation costs using the principles of APB 25 if certain pro forma disclosures are made. SFAS 123 is effective for fiscal years beginning after December 15, 1995. The Company adopted the provisions for pro forma disclosure requirements of SFAS 123 in fiscal 1996. Options granted to non-employees are recognized at their estimated fair value at the date of grant.

      ADVERTISING AND PROMOTIONAL COSTS

      Costs of advertising and promotion are expensed either as incurred or the first-time advertising and promotion takes place. Such costs were $402,000 in 1997 and $1,782,000 in 1996.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      NET EARNINGS PER SHARE

      The Company adopted FASB Statement No. 128, Earnings Per Share ("SFAS 128"), which is effective for all interim and annual periods ending after December 15, 1997. Those entities that have only common stock outstanding are required to present basic earnings per share amounts. All other entities are required to present basic and diluted per share amounts. Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock instruments unless the effect is to reduce a loss or increase the income per common share from continuing operations.

      As required by SFAS 128, earnings per share is computed based upon the weighted average common shares outstanding for the year. Earnings per share excludes the effect of outstanding warrants and stock options and the conversion of convertible debt because the effect of their inclusion would be antidilutive, as defined in the Statement. In conjunction with SFAS 128, the Company has restated the accompanying 1996 consolidated financial statements for all per share data presented.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The fair value of financial instruments, consisting principally of the line of credit and convertible debt, is based on interest rates available to the Company and comparison to quoted prices. The fair value of these financial instruments approximates carrying value.

      RECLASSIFICATIONS

      Certain   reclassifications  have  been  made  to  the  1996  consolidated financial statements to conform with the 1997 presentation.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements


NOTE 2 - CAPITAL AND FINANCING TRANSACTIONS

      REVERSE COMMON STOCK SPLIT

      On February 12, 1998 the Company effected a one for ten reverse common stock split. Accordingly, all references to number of common shares, except shares authorized, and to per share information in the consolidated financial statements have been adjusted to reflect the reverse stock split on a retroactive basis.

      PREFERRED STOCK - SERIES A

      On November 10, 1995, the Company sold 1,200,000 shares of 6% Cumulative Convertible Series A Preferred Stock ("Series A") at $12.00 per share. The net proceeds totaled $12,372,500 after expenses of $2,027,500. Dividends are payable quarterly in cash or common stock at the Company's election. Liquidation value is $12.00 per share. Each share of Series A is convertible into .6 shares of common stock with unconverted shares automatically converting on May 10, 1997. The Company issued to underwriters, for nominal consideration, warrants to purchase 120,000 shares of Series A with an exercise price of $14.40, expiring in five years. No value was assigned to these warrants. These warrants were automatically converted into warrants to purchase 72,000 of common stock at $24.00 per share on May 10, 1997 and remain outstanding at December 31, 1997. Concurrent with this offering, 18,500 shares of common stock included in units sold in a Private Placement on July 28, 1995 were converted into 77,089 shares of Series A.

      On August 28, 1996, the Company sold 170,371 shares of Series A to Dan Rubin, the pension plan of Dr. Roy Rubin (Dan's father) and another individual (collectively, the "Rubin Group") at $13.50 per share for aggregate proceeds of $2,210,000 after expenses of $90,000. In connection with this transaction, the purchasers received 30,667 common stock purchase warrants exercisable at $22.50 per share, expiring in 5 years. No value was assigned to these warrants. These warrants were surrendered in conjunction with the February 12, 1997 settlement outlined below.

      All Series A shares were converted as follows: 1,047,015 shares in 1996, 165,264 shares prior to May 10, 1997 and the remaining 235,181 shares on May 10, 1997.

      PREFERRED STOCK - SERIES B

      On October 10, 1996 the Company sold 4,000 shares of newly issued 7% Convertible Preferred Stock, par value $.001 per share at $1,000 per share ("Series B"). The sale was made to Cameron Capital Ltd., a foreign institutional investor ("Cameron"), for aggregate net proceeds of $3,667,500. On February 12, 1997, all the outstanding shares of Series B were exchanged for a Convertible Term Note in the principal amount of $4,000,000, as outlined below.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements


NOTE 2 - CAPITAL AND FINANCING TRANSACTIONS (CONTINUED)

      FEBRUARY 12, 1997 - FINANCING AGREEMENTS AND SETTLEMENTS OF CLAIMS

      Following the sale of the Series B shares to Cameron, the Rubin Group asserted claims against the Company relating to alleged misrepresentations of the financial condition of the Company and concerning the Company's proposed future sales of its equity instruments. Negotiations ensued, and on February 12, 1997, the Company finalized the secured loan agreements with Cameron and the Rubin Group described below.

      Cameron exchanged its 4,000 Series B shares purchased on October 10, 1996, with an aggregate liquidation preference of $4,000,000, for a convertible term note in the principal amount of $4,000,000. The convertible term note bears interest at the rate of 7% per annum, payable semi-annually commencing December 31, 1997. The principal balance is due and payable on October 9, 1999. Any portion or all of the principal amount of the note outstanding may be converted into common stock of the Company commencing 90 days after February 12, 1997. Upon conversion, the Company shall issue that number of shares of its common stock obtained by dividing the principal amount of the loan converted by the lesser of (i) $13.30, or
      (ii) 80% of the average closing bid price of the common stock for the five
      (5) consecutive trading days preceding the date of conversion. In addition, the Company shall pay the lenders a premium of 3% per month of the outstanding convertible note balance if it does not file the required Registration Statement with the SEC by May 1, 1997 or if such filing is not declared effective by July 1, 1997. Because such Registration Statement was not filed by May 1, 1997 and became effective on August 20, 1997, the Company is liable for four months of premium, or 12%. The maximum number of shares into which the convertible note may be converted, which was initially set at 300,000, was ultimately increased to 2,000,000. The conversion formula is subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, or similar transactions. The Company's recording of this exchange transaction included a charge to debt issuance costs of $332,500, which were fully amortized at February 12, 1997. In addition, the Company recorded $1,000,000 as additional paid-in capital for the discount related to the embedded interest in the convertible debentures and amortized this expense over 90 days from February 12, 1997 to May 13, 1997, when the debentures were first convertible. This interest expense is included in the caption "Embedded interest expense" in the accompanying 1997 statement of operations. The exchange of the 4,000 Series B shares for $4,000,000 debentures was reflected in the December 31, 1996 balance sheet because substantially all the conditions precedent to the occurrence of this transaction and those described below had taken place as of the end of fiscal 1996. Cameron waived the 7% accrued interest on the convertible debt and the aggregate 12% premium related to the timing of the Registration Statement and converted $1,004,642 of these debentures into 1,505,000 shares of common stock in 1997.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements


NOTE 2 - CAPITAL AND FINANCING TRANSACTIONS (CONTINUED)

      FEBRUARY 12, 1997 - FINANCING AGREEMENTS AND SETTLEMENTS OF CLAIMS (CONTINUED)

      As part of the secured financing agreement, the Rubin Group agreed to settle all claims against the Company for $2,000,000. Accordingly, the Company issued convertible term notes in the aggregate amount of $1,950,000 and agreed to pay $50,000 cash to the Rubin Group. The $2,000,000 charge to "Settlement of stockholders' claims" is included in the 1996 statement of operations and the related liabilities are reflected in the December 31, 1996 balance sheet. The convertible term notes contain the same terms and conditions as the convertible term note issued to Cameron, except that the Rubin Group may convert at any time following the closing. The maximum number of shares into which the convertible notes may be converted is 2,350,000. The Company has recorded $487,500 as additional paid-in capital for the discount related to the embedded interest in the convertible debentures and fully amortized the expense on February 12, 1997, when the debentures became convertible. This interest expense is included in the caption "Embedded interest expense" in the accompanying 1997 statement of operations. In October 1997, the Board of Directors approved the issuance of 300,000 common shares at a 20% discount in full payment of the 7% accrued interest and the 12% accrued premium due to the Rubin Group. Accordingly, the Company has recorded $82,000 in additional paid-in capital and related embedded interest expense for such discount feature. During 1997 the Rubin Group converted the entire $1,950,000 debentures into 1,780,000 shares of common stock.

      Also as part of the secured financing agreement, the Rubin Group has made a $3,500,000 line of credit available to the Company at prime plus 4%, payable semi-annually, commencing on December 31, 1997, due on October 9, 1999. In addition, the Company will issue one warrant to purchase its common stock for each $30 advanced. These warrants are exercisable at $6.25 per share and expire on October 9, 1999. As of December 31, 1997, there was $900,000 outstanding under the line of credit, and the Company issued 30,000 warrants, none of which has been exercised at December 31, 1997. No value was assigned to these warrants. In October 1997, the terms of this line of credit were amended to provide that amounts advanced may be converted to common stock under the same terms and conditions as the convertible term notes issued to the Rubin Group. Accordingly, the Company recorded $225,000 as additional paid-in capital for the discount related to the embedded interest in the line of credit advances and fully amortized the expense. This interest expense is included in the caption "Embedded interest expense" in the accompanying 1997 statement of operations.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements


NOTE 2 - CAPITAL AND FINANCING TRANSACTIONS (CONTINUED)

      FEBRUARY 12, 1997 - FINANCING AGREEMENTS AND SETTLEMENTS OF CLAIMS (CONTINUED)

      The line of credit advances and all convertible term notes are secured by a lien on substantially all of the assets of the Company. In the event of default, the secured parties shall participate in the proceeds of the collateral in proportion to their outstanding debt. Cameron has the right to name three of the five members of the board. Cameron assigned this right to the Rubin Group, as its agent, and immediately after the closing, Dan Rubin was elected Chief Executive Officer and President of the Company.

      MAY 1997 - CONVERTIBLE DEBT TRANSACTIONS

      In May 1997, the Company sold pursuant to Regulation S of the Securities Act of 1933 5% Convertible Debentures for $1,200,000 to institutional investors abroad, convertible 41 days after closing at a price equal to 70% of the average closing bid price during the 5 days preceding the conversion date. The Company has recorded $514,286 as additional paid-in capital for the discount related to the embedded interest in the convertible debentures and amortized the expense over the 41 day period before the debentures became convertible. This interest expense is included in the caption "Embedded interest expense" in the accompanying 1997 statement of operations. In October 1997, the Company issued 500,000 shares of common stock to these investors in consideration for a full release of claims arising out of the securities sold to them. These claims alleged that the securities sold in May 1997 had been unfairly priced and the additional shares were issued to give the institutional investors an overall price that reflected the market value of the common stock at the time of settlement. Accordingly, $468,750 has been charged to "Settlement of stockholders' claims" in the accompanying 1997 statement of operations reflecting the fair value of the common stock surrendered. All these debentures were converted into 415,670 shares of common stock during 1997.

      OCTOBER 1997 - CONVERTIBLE DEBT TRANSACTIONS

      In October 1997, the Company sold pursuant to Regulation S of the Securities Act of 1993 5% Convertible Debentures due January 31, 1998 for $150,000 to institutional investors abroad, convertible immediately after closing at a price equal to 80% of the average closing bid price during the 5 days preceding the conversion date. The Company has recorded $37,500 as additional paid-in capital for the discount related to the embedded interest in the convertible debentures and amortized the expense in October 1997, when the debentures were first convertible. This interest expense is included in the caption "Embedded interest expense" in the accompanying 1997 statement of operations. All these debentures were automatically converted as of January 31, 1998 into 461,504 shares.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 2 - CAPITAL AND FINANCING TRANSACTIONS (CONTINUED)

      FEBRUARY 18, 1998 - FINANCIAL RESTRUCTURING AND SETTLEMENT OF CLAIMS

      After Cameron had converted $1,004,642 of its $4,000,000 7% convertible debt, leaving a balance of $2,995,358, a dispute arose regarding the proper use of the proceeds realized from the sale of CSLV (See Note 3). Cameron contended that the Company was obligated to use the proceeds to prepay its debt; the Company believed that the proceeds were needed for working capital and the repayment of other debt. Cameron commenced legal action against the Company on February 13, 1998 in which it sought recovery of the full $1,550,000 received by the Company in connection with the sale of CSLV, and obtained a temporary restraining order prohibiting the Company from using the proceeds until the dispute was resolved.

      Under the terms of the Settlement Agreement dated February 18, 1998, Cameron agreed to dismiss its legal action against the Company and to accept as payment in full of its unconverted debt $1,300,000 in cash and 670,000 shares of the Company's common stock with a market value of $167,500. Cameron does not have any registration rights with respect to the common stock but is eligible to resell certain amounts immediately pursuant to the provisions of Rule 144 under the Securities Act of 1933. The Settlement Agreement provides for mutual releases of all claims held by the Company against Cameron and by Cameron against the Company and Dan Rubin.

      The Company funded Cameron's settlement with an advance of $1,300,000 on the Rubin Group's $3,500,000 line of credit described above. The lender also received warrants to acquire 43,333 shares of the Company's common stock at an exercise price of $6.25 per share. No value was assigned to these warrants. The Company has recorded $325,000 as additional paid-in capital for the discount related to the embedded interest in the line of credit advances and fully amortized the expense on February 18, 1998.

      COMMON STOCK

      In 1996, the Company sold shares of its common stock in various private placement transactions as follows:

          DATE                            COMMON STOCK                             WARRANTS
-------------------------  ---------------------------------------  -----------------------------------
                                                           NET                       EXERCISE  TERMS IN
                                SHARES       PRICE       PROCEEDS         NUMBER      PRICE      YEARS
                           ---------------------------------------  -----------------------------------
February 12, 1996                  24,190   $ 26.25    $   635,000            --         n/a      n/a
March 28, 1996                     75,000     30.00      2,192,257        37,500     $ 30.00        5
July 10, 1996                      11,429     35.00        380,000         8,572       35.00        5
September 10, 1996                 10,000     20.00        200,000        10,000       20.00        5
                           --------------              -----------
                                  120,619              $ 3,407,257
                           ==============              ===========

No value was assigned to these warrants.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 2 - CAPITAL AND FINANCING TRANSACTIONS (CONTINUED)

      COMMON STOCK (CONTINUED)

      During May through July 1997, the Company issued an aggregate of 260,962 shares of its common stock with a value of $983,189 to certain creditors and vendors in full settlement of their claims against the Company. The resulting extraordinary item is more fully described in Note 7.

      In June 1997, the Company issued warrants to acquire 150,000 shares of its common stock at an exercise price of $2.10 per share to private investors. The warrants were exercised immediately and the Company issued 150,000 shares of its common stock, receiving net proceeds of $315,000. No commissions or fees were paid by the Company as a part of this transaction. In October 1997 the Company issued 102,000 shares of common stock to these investors in consideration for a full release of claims arising out of the securities sold to them. These claims alleged that the securities sold in June 1997 had been unfairly priced and the additional shares were issued to give the investors an overall price that reflected the market value of the common stock at the time of settlement. Accordingly, $95,625 has been charged to "Settlement of stockholders' claims" in the accompanying 1997 statement of operations, reflecting the fair value of the common stock surrendered.

      During July and August 1997, the Company sold in a private offering an aggregate of 357,857 shares of its common stock at $2.80 per share for net proceeds of $894,643 after deducting expenses of $107,357. In October 1997 the Company issued 443,743 shares of common stock to these investors in consideration for a full release of claims arising out of the securities sold to them. These claims alleged that the securities sold in July and August 1997 had been unfairly priced and the additional shares were issued to give the investors an overall price that reflected the market value of the common stock at the time of settlement. Accordingly, $416,009 has been charged to "Settlement of stockholders' claims" in the accompanying 1997 statement of operations reflecting the fair value of the common stock surrendered.

      In November 1997, the Company granted a bonus of $35,000 to its President and CEO, in the form of 37,000 shares of its common stock.

      INCENTIVE STOCK OPTION PLAN

      In July 1993, the Company adopted an Incentive Stock Option Plan covering 10,000 shares of common stock. In 1994, 9,000 options were granted at an exercise price of $40.00 per share. During 1997, these 9,000 options were canceled.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 2 - CAPITAL AND FINANCING TRANSACTIONS (CONTINUED)

      NONQUALIFIED STOCK OPTION PLAN

      In January 1994, the Company adopted the 1994 Nonqualified Stock Option Plan ("NSOP") covering 100,000 shares of common stock. The exercise price shall not be less than 100% of the fair market value of the common stock on the date of grant. In April 1994, the Company granted options to purchase 52,100 shares. During 1997, 48,850 of these options were canceled and the remaining 3,250 are outstanding, with an exercise price of $20.00 per share.

      OTHER OPTIONS

      In 1994, the Company granted options to purchase 46,700 common shares at $40.00 per share to certain non-employees for services to be performed. Of this amount, 35,000 options were granted to certain celebrities pursuant to license agreements with such celebrities. The Company recognized a charge to earnings over the period services were rendered by the non-employees based on the fair market value of the options at the date granted. The entire amount has been amortized as of December 31, 1997. Options totaling 36,250 were canceled in 1997 and 10,450 are outstanding at December 31, 1997.

      NON-EMPLOYEE WARRANTS

      The Company had 134,500 common stock purchase warrants outstanding as of January 1, 1996. Of these, 10,000 issued as part of CSLV's financing agreement were canceled in 1997, and 124,500 issued to underwriters remain outstanding. In 1996, the Company issued 5,000 warrants to non-employee members of the Board of Directors, which were canceled in 1997, and 50,850 warrants were issued to celebrities. Of these 17,000 were canceled in 1997 and 33,850 remain outstanding. An additional 127,238 warrants were issued in 1996 in conjunction with various private placement transactions. Of these, 20,000 were exercised in 1997, 86,238 were canceled, and 21,000 are outstanding at exercise prices ranging from $20.00 to $40.00. In 1997, a warrant to purchase 150,000 shares was granted and immediately exercised, and warrants to acquire 30,000 shares at $6.25 were granted in conjunction with the line of credit advances described above.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 2 - CAPITAL AND FINANCING TRANSACTIONS (CONTINUED)

      NON-EMPLOYEE WARRANTS (CONTINUED)

      Combined transactions in non-employee warrants for 1997 and 1996 are as follows:

                                                     1997                          1996
                                         ----------------------------   ----------------------------
                                                           WEIGHTED                       WEIGHTED
                                            NUMBER OF      AVERAGE        NUMBER OF       AVERAGE
                                             SHARES    EXERCISE PRICE      SHARES     EXERCISE PRICE
                                         ----------------------------   ----------------------------
Warrants outstanding January 1               317,588        $   24.40      134,500         $   24.00
Granted                                      180,000             2.44      183,088             24.70
Canceled                                    (118,238)           26.83           --                --
Exercised                                   (170,000)            2.24           --                --
                                         -----------        ---------   ----------         ---------

Warrants outstanding December 31             209,350        $   19.23      317,588         $   24.40
                                         ===========        =========   ==========         =========

EMPLOYEE WARRANTS

Combined transactions in employee warrants for 1997 and 1996 are as follows:

                                                     1997                            1996
                                         ----------------------------   ----------------------------
                                                           WEIGHTED                       WEIGHTED
                                            NUMBER OF      AVERAGE        NUMBER OF       AVERAGE
                                             SHARES    EXERCISE PRICE      SHARES     EXERCISE PRICE
                                         ----------------------------   ----------------------------
Warrants outstanding January 1               151,900        $   21.58           --         $      --
Granted                                      105,000             1.25      151,900             21.58
Canceled                                     (96,500)           31.40           --                --
Exercised                                    (30,000)            0.90           --                --
                                         -----------        ---------   ----------         ---------

Warrants outstanding December 31             130,400        $    2.21      151,900         $   21.58
                                         ===========        =========   ==========         =========

The following information applies to employee warrants outstanding at December 31, 1997:

                                          WARRANTS OUTSTANDING                   WARRANTS EXERCISABLE
                            ----------------------------------------------  -----------------------------
                                             WEIGHTED
                                              AVERAGE          WEIGHTED                        WEIGHTED
                               NUMBER        REMAINING         AVERAGE          NUMBER          AVERAGE
                             OUTSTANDING    LIFE (YEARS)    EXERCISE PRICE  EXERCISABLE    EXERCISE PRICE
                            -------------  -------------    --------------  -----------    --------------
Range of exercise prices
           $1.25                   77,500              5    $         1.25       77,500    $         1.25
           $2.50                   50,000              4    $         2.50       50,000    $         2.50
          $20.00                    2,900              4    $        20.00        2,900    $        20.00
                            -------------  -------------    --------------  -----------    --------------

                                  130,400            4.5    $         2.21      130,400    $         2.21
                            =============  =============    ==============  ===========    ==============

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 2 - CAPITAL AND FINANCING TRANSACTIONS (CONTINUED)

      EMPLOYEE WARRANTS (CONTINUED)

      Statement of Financial Accounting Standards 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, "Accounting for stock Issued to employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

      Had compensation cost for the plan been determined based on the fair value of the warrants at the grant dates consistent with the method of SFAS 123, the Company's net loss and loss per share would have been:

                                                                       1997                   1996
                                                                  --------------         --------------
               Net loss
                 As reported                                      $ (17,246,290)         $ (16,780,382)
                 Pro forma                                          (17,439,290)           (22,227,382)

               Basic and diluted earnings per share
                 As reported                                      $       (5.38)         $      (15.54)
                 Pro forma                                                (5.44)                (20.46)


      These pro forma amounts may not be representative of future disclosures because they do not take into effect pro forma compensation expense related to grants made before 1995. In addition, potential deferred tax benefits of approximately $77,000 in 1997 and $1,852,000 in 1996 have not been reflected in the pro forma amounts due to the uncertainty of realizing any benefit. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for 1997 and 1996:

                           Expected life (years)                         5
                           Risk-free interest rate                    6.00%
                           Volatility                             120%-200%

      The weighted fair value of warrants granted during 1997 and 1996 for which the exercise price approximated the market price on the grant date was $1.25 and $33.90, respectively.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 3 - LOSS ON DISPOSAL OF ASSETS

      COUNTRY STAR ATLANTA

      Pursuant to a settlement agreement effective as of December 23, 1997 between the Company and its Atlanta landlord, the Company agreed to voluntarily relinquish its rights, title, interest and possession to real property under the lease agreement for the Atlanta restaurant facility. Accordingly, as of that date, the Atlanta lease ceased and expired. See
      Note 5.

      Except for $320,000 of furniture, equipment and memorabilia to be relocated, all property and equipment associated with this location has been written off in 1997. The write off amounted to $5,754,000 of leasehold improvements and $728,267 of furniture and equipment.

      COUNTRY STAR LAS VEGAS


      During 1996, in connection with certain financing arrangements, the Company acquired a 50.05% ownership position in CSLV. Pursuant to certain concurrent agreements concluded on December 30, 1997, the Company first acquired the remaining interest in CSLV not held by the purchaser for $200,000 cash and 225,000 shares of common stock valued at $325,000, then sold its entire interest in CSLV for $1,550,000. Accordingly, the Company surrendered its properties, interest and rights in CSLV and entered into a new lease as tenant to operate the restaurant facility, as more fully disclosed in Note 5. The Company entered into the new lease because Management believed it could operate the restaurant profitably with the reduced rent under the new lease and wanted to maintain a Company facility in Las Vegas. In conjunction with the Las Vegas restaurant facility transaction, the minority interests' equity in the 1997 loss of CSLV was limited to their capital balance of $2,124,446.


      Except for $268,000 of furniture, equipment and memorabilia still owned by the Company, all property and equipment associated with this location has been written off in 1997. The write off amounted to $4,700,000 of leasehold improvements and $546,293 of furniture and equipment.

      The loss on disposal of the Atlanta and Las Vegas assets reflected in the 1997 consolidated statement of operations is as follows:

               Country Star Atlanta                         $      6,482,267
               Country Star Las Vegas                              5,246,293
               Sale of CSLV - gross proceeds                      (1,550,000)
                                                            ----------------

                                                            $     10,178,560
                                                            ================

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 4 - INCOME TAXES

      A reconciliation between the actual income tax benefit and the federal statutory rate follows:

                                            1997                          1996
                                 --------------------------    --------------------------
                                   AMOUNT            %           AMOUNT            %
                                 -----------    -----------    -----------    -----------
Computed income tax benefit at
  statutory rate                 $ 5,863,000             34%   $ 5,705,000             34%
Operating loss with no current
  tax benefit                     (5,863,000)           -34%    (5,705,000)           -34%
                                 -----------    -----------    -----------    -----------
Income tax benefit               $        --              0%   $        --              0%
                                 ===========    ===========    ===========    ===========

      At December 31, 1997, the Company had a net operating loss carryforward for federal tax purposes of approximately $35,500,000 which, if unused to offset future taxable income, will expire between 2008 and 2012, and approximately $12,000,000 for state tax purposes which will expire if unused between 1998 and 2002. A valuation allowance has been recognized for 1997 and 1996 to offset the related deferred tax assets due to the uncertainty of realizing any benefit therefrom. During 1997, no changes occurred in the conclusions regarding the need for a 100% valuation allowance in all tax jurisdictions.

      Under Section 382 of the Internal Revenue Code, the utilization of net operating loss carryforwards is limited after an ownership change, as defined, to an annual amount equal to the market value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the highest Federal long-term tax exempt rate in effect for any month in the 3 calendar month period ending with the calendar month in which the ownership change occurred. Due to the ownership change as a result of the secondary offering completed in November 1995, the Company's utilization of pre-1996 net operating losses is limited to approximately $1,000,000 per year. The determination of whether a change in control has occurred can be a very complex and time consuming process. The Company is not currently in a position to determine whether additional changes in control might have occurred since November 1995.

      Significant components of the Company's deferred tax assets are as follows:

                                                    1997               1996
                                              --------------      -------------
         Net operating loss carryforwards     $   13,142,000      $   6,721,000
         Impairment of long-lived assets             618,000          2,066,000
         Other                                       199,000              5,000
                                              --------------      -------------

                                                  13,959,000          8,792,000
         Depreciation                               (265,000)           152,000
         Valuation allowance                     (13,694,000)        (8,944,000)
                                              --------------      -------------

         Net deferred tax assets              $           --      $          --
                                              ==============      =============

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 5 - COMMITMENTS AND CONTINGENCIES

      LEASES

      As of December 31, 1997 the Company has lease agreements to operate its two restaurant facilities in Hollywood, California and Las Vegas, Nevada and for its corporate offices in Los Angeles, California.

      COUNTRY STAR HOLLYWOOD

      The  Hollywood   restaurant's   lease  was  extended   during  1997  under
      substantially the same terms as the prior lease, and under certain conditions, is subject to two additional extensions of five years each. The lease requires annual minimum payments of $312,000, subject to annual adjustment. The adjusted amount was $318,800 for 1997. Additionally, the lease requires percentage rent to be paid, ranging from 6%-10% of annual sales volume, although such percentage rent payments will be forgone by the landlord until such time as the Company recoups its investment in the leasehold improvements from amounts that would otherwise be payable to the landlord as percentage rent.

      COUNTRY STAR LAS VEGAS


      As discussed in Note 3, the prior lease for the Las Vegas restaurant facility was terminated on December 30, 1997 and replaced with a new lease. The new lease, which is to terminate on September 30, 1998 unless mutually extended on a month-to-month basis, provides for the Company to pay a monthly base rent of 50% of positive cash flow from operating the restaurant (with no reduction for the Company's corporate overhead except for half the salary and related expenses for an accounts payable employee, a payroll employee and an executive chef). The Company entered into the new lease because Management believed it could operate the restaurant profitably with the reduced rent under the new lease and wanted to maintain a Company facility in Las Vegas.


      CORPORATE OFFICES

      The lease on the corporate office expires in June 2002 and provides for a basic rent of $5,175 per month through June 2000 and $5,558 per month thereafter.

      The Company is subject to minimum annual lease payments as follows:

                   YEAR ENDING DECEMBER 31,                       AMOUNT
               ----------------------------------            --------------

                             1998                            $      380,809
                             1999                                   380,809
                             2000                                   349,851
                             2001                                   318,804
                             2002                                   318,804
                          Thereafter                              3,188,040
                                                             --------------

                                                             $    4,937,117
                                                             ==============

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 5 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

      LITIGATION

      ATLANTA AND LAS VEGAS LIEN MATTERS

      Certain contractors have filed claims of lien against the Company's Atlanta and Las Vegas restaurants that have not been cleared by the posting of a bond or any payment. Such claims of lien total approximately $1,200,000. Of that amount, the Company believes that all of the $1,200,000 represent invalid lien claims, either because the contractor has already been paid, or because the contractor did not perform agreed upon services or provide agreed upon materials or because the liens have been bonded. The Company is pursuing its rights and remedies against these contractors, whom it believes have filed invalid lien claims.

      CONTRACTOR LITIGATION IN ATLANTA

      On February 3, 1998, Pacific Southwest Design, Inc. filed a suit in Atlanta against the Company claiming damages of $597,659 for failure to pay amounts due for services rendered. The Company intends to vigorously defend against this action and has counterclaimed for damages in an undetermined amount for the contractor's breach of contract and failure to perform work which caused the Company to lose its Atlanta lease.

      Management believes that the probable resolution of the litigation matters described above will not materially affect the consolidated financial position or results of operations of the Company.

NOTE 6 - GOING CONCERN

      The Company has experienced a loss of over $34,000,000 for the two year period ended December 31, 1997 and its cash balance at March 25, 1998 is less than $10,000.

      New management took over the Company on February 12, 1997 and determined that a major overhaul of corporate strategy was required to deal with the Company's financial problems. Measures taken by new management include (i) the permanent closing of Country Star Atlanta and the sale of CSLV in December 1997, (ii) the expansion of the "country" theme, (iii) planned expansion through joint ventures and licensing rather than expensive construction of new restaurant facilities, and (iv) settlement with trade creditors.

      Management continues to make operational changes to improve revenues, control operating costs, and limit corporate overhead. The Company will need to raise additional capital before it can obtain profitability from operations. Management believes it can raise this capital through private placements of equity and the granting by lenders of discretionary advances under outstanding lines of credit.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 7 - EXTRAORDINARY ITEM

      During 1997, the Company recognized an extraordinary gain of $1,673,629 on the settlement of trade payables and capital leases whereby certain vendors and lessors accepted cash payments and/or common stock for the full release of their claims.

                                                                            Value of
                                       Recorded            Cash              Stock
                                       Liability         Payments            Issued             Gain
                                    ---------------  ----------------   ---------------   ---------------

     Trade payables                 $     3,005,024  $        845,667   $       670,689   $     1,488,668
     Capital leases                         497,461                --           312,500           184,961
                                    ---------------  ----------------   ---------------   ---------------

                                    $     3,502,485  $        845,667   $       983,189   $     1,673,629
                                    ===============  ================   ===============   ===============

NOTE 8 - BASIC AND DILUTED NET LOSS PER SHARE

      The  following   table   illustrates   the  required   disclosure  of  the
      reconciliation of the numerators and denominators of the basic and diluted loss per share computations:

                                                                     1997                 1996
                                                            ------------------    --------------------
BASIC AND DILUTED LOSS PER SHARE:
  Numerator
    Loss before extraordinary item                          $      (18,919,919)   $        (16,780,382)
    Preferred dividend                                                 (11,910)               (432,780)
                                                            ------------------    --------------------
                                                                   (18,931,829)            (17,213,162)
    Extraordinary item                                               1,673,629                      --
                                                            ------------------    --------------------
                                                            $      (17,258,200)   $        (17,213,162)
                                                            ==================    ====================
  Denominator
    Basic and diluted weighted average number of
    common shares outstanding during the period                      3,208,465               1,107,481
                                                            ==================    ====================
Basic and diluted net loss per share:
  Loss before extraordinary item                            $            (5.90)   $             (15.54)
  Extraordinary item                                                      0.52                      --
                                                            ------------------    --------------------
    Net loss per common share                               $            (5.38)   $             (15.54)
                                                            ==================    ====================

      Potential common stock instruments at December 31, 1997, which include 13,700 options, 339,750 warrants, convertible line of credit advances of $900,000, and convertible debt of $3,145,358 are not included in the loss per share calculation because their inclusion would be anti-dilutive.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 9 - RECENT PRONOUNCEMENTS

      In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income", which established standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses). SFAS 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 requires an enterprise to (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Management has determined that the adoption of SFAS 130 will not have a material impact on the Company's financial position or results of operations.

      In June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information" which established standards for public business enterprises to report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 requires, among other items, that a public business enterprise report a measure of segment profit or loss, certain specific revenue and expense items, segment assets, information about the revenues derived from the enterprise's products or services and major customers. SFAS 131 also requires that the enterprise report descriptive information about the way that the operating segments were determined and the products and services provided by the operating segments. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years to be restated. SFAS 131 need not be applied to interim financial statements in the initial year of application, but comparative information for interim periods in the initial year of application is to be reported in financial statements for interim periods in the second year of application. Management has determined that the adoption of SFAS 131 will not have a material impact on the Company's financial reporting.

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 10 - REVISED QUARTERLY INFORMATION (UNAUDITED)

      The unaudited financial statements included in the Company's 1997 Forms 10-QSB did not include the additional paid-in capital and the equivalent charge to operations resulting from the discount related to the embedded interest in the convertible debentures issued in February and May 1997. Accordingly, the following table shows the pertinent financial statement information as was originally presented and as now revised. The revisions affect only equity and embedded interest expense.

                                                  THREE MONTHS ENDED                   YEAR TO DATE
                                             ----------------------------    -------------------------------
                                              ORIGINALLY                      ORIGINALLY
                                                FILED           REVISED          FILED           REVISED
                                             ------------    ------------    -------------    -------------
      Q1 - MARCH 31, 1997
      -------------------
      Preferred stock                        $        235    $        235
      Common stock                                 15,364          15,364
      Additional paid in capital               36,180,881      37,190,603
      Unamortized stock option cost              (136,579)       (136,579)
      Accumulated deficit                     (29,823,540)    (30,833,262)
                                             ------------    ------------

      Total stockholders' equity             $  6,236,361    $  6,236,361
                                             ============    ============

      Net loss                               $ (2,189,938)   $ (3,199,600)
                                             ============    ============

      Basic and diluted loss per common share
        Loss before extraordinary item       $      (1.49)   $      (2.18)
        Extraordinary item                             --              --
                                             ------------    ------------

        Net loss                             $      (1.49)   $      (2.18)
                                             ============    ============

      Weighted average number of shares         1,470,760       1,470,760
                                             ============    ============

      Q2 - JUNE 30, 1997
      -------------------

      Preferred stock                        $         --    $         --
      Common stock                                 23,619          23,619
      Additional paid in capital               38,156,860      40,158,646
      Unamortized stock option cost              (118,428)       (118,428)
      Accumulated deficit                     (30,002,625)    (32,004,411)
                                             ------------    ------------

        Total stockholders' equity           $  8,059,426    $  8,059,426
                                             ============    ============

      Net loss                               $   (179,084)   $ (1,171,148)   $  (2,369,022)   $  (4,370,808)
                                             ============    ============    =============    =============

      Basic and diluted loss per common share
        Loss before extraordinary item       $      (0.86)   $      (1.43)   $       (2.31)   $       (3.55)
        Extraordinary item                           0.76            0.76             0.84             0.84
                                             ------------    ------------    -------------    -------------

        Net loss                             $      (0.10)   $      (0.67)   $       (1.47)   $       (2.71)
                                             ============    ============    =============    =============

      Weighted average number of shares         1,752,408       1,752,408        1,612,239        1,612,239
                                             ============    ============    =============    =============

                         COUNTRY STAR RESTAURANTS, INC.
                   Notes to Consolidated Financial Statements

NOTE 10 - REVISED QUARTERLY INFORMATION (UNAUDITED) (CONTINUED)

                                                  THREE MONTHS ENDED                   YEAR TO DATE
                                             ----------------------------    -----------------------------
                                              ORIGINALLY                      ORIGINALLY
                                                FILED           REVISED          FILED           REVISED
                                             ------------    ------------    -------------    ------------
      Q3 - SEPTEMBER 30, 1997
      ----------------------------

      Preferred stock                        $         --    $         --
      Common stock                                 38,887          38,887
      Additional paid in capital               40,649,812      42,651,598
      Unamortized stock option cost              (100,276)       (100,276)
      Accumulated deficit                     (31,057,219)    (33,059,005)
                                             ------------    ------------

        Total stockholders' equity           $  9,531,204    $  9,531,204
                                             ============    ============

      Net loss                               $ (1,054,591)   $ (1,054,591)   $  (3,423,616)   $ (5,425,402)
                                             ============    ============    =============    ============

      Basic and diluted loss per common share
        Loss before extraordinary item       $      (0.45)   $      (0.45)   $       (2.44)   $      (3.39)
        Extraordinary item                           0.10            0.10             0.79            0.79
                                             ------------    ------------    -------------    ------------

        Net loss                             $      (0.35)   $      (0.35)   $       (1.65)   $      (2.60)
                                             ============    ============    =============    ============

      Weighted average number of shares         3,041,412       3,041,412        2,083,525       2,083,525
                                             ============    ============    =============    ============

                          COUNTRY STAR RESTAURANTS, INC.


                              Condensed Balance Sheet
                                  March 31, 1998
                                    (Unaudited)

                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                         $     144,943
  Inventories                                                             183,194
  Other                                                                   223,314
                                                                    -------------
    TOTAL CURRENT ASSETS                                                  551,451
                                                                    -------------

PROPERTY AND EQUIPMENT AT COST, NET OF ACCUMULATED
  DEPRECIATION AND AMORTIZATION OF $861,758:
  Leasehold improvements                                                3,374,062
  Furniture and equipment                                               1,321,952
  Memorabilia                                                             345,507
                                                                    -------------
    TOTAL PROPERTY AND EQUIPMENT                                        5,041,521

OTHER                                                                     263,925
                                                                    -------------
                                                                    $   5,856,897
                                                                    =============

                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit                                                    $   1,750,000
  Accounts payable                                                        513,997
  Accrued legal settlements                                               332,000
  Accrued salaries                                                        100,000
  Other accrued expenses                                                  253,217
                                                                    -------------
    TOTAL CURRENT LIABILITIES                                           2,949,214
                                                                    -------------


STOCKHOLDERS' EQUITY:
  PREFERRED STOCK, $0.001 par value, 2,000,000 shares authorized,
       no shares issued and outstanding                                        --
                                                                    -------------
  COMMON STOCK,  $0.01 par value, 250,000,000 shares authorized,
       9,004,293 shares issued and outstanding                             90,043
  ADDITIONAL PAID-IN CAPITAL                                           47,719,927
  ACCUMULATED DEFICIT                                                 (44,902,287)
                                                                    -------------
    NET STOCKHOLDERS' EQUITY                                            2,907,683
                                                                    -------------
                                                                    $   5,856,897
                                                                    =============

    The accompanying notes are an integral part of these financial statements.

                            COUNTRY STAR RESTAURANTS, INC.


                          Condensed Statements of Operations
                                     (Unaudited)


                                                     For The Quarter Ended March 31,
                                                     -------------------------------
                                                           1998           1997
                                                     -------------    --------------
REVENUES:
  Food and beverage                                    $   845,778       $ 2,027,617
  Merchandise                                               43,482           236,858
                                                       -----------       -----------
                                                           889,260         2,264,475
                                                       -----------       -----------
COST AND EXPENSES:
  Cost of revenues:
    Food and beverage                                      293,532           730,615
    Merchandise                                             39,492           189,821
  Labor                                                    453,599           940,143
  Rent                                                      81,629           676,175
  Other restaurant operating                               187,064           476,074
  Selling, general and administrative                      547,813         1,401,356
  Depreciation and amortization                            148,349           385,522
                                                       -----------       -----------
                                                         1,751,478         4,799,706
                                                       -----------       -----------
LOSS FROM OPERATIONS                                      (862,218)       (2,535,231)
                                                       -----------       -----------

OTHER INCOME (EXPENSE):
  Interest income                                               --             2,447
  Interest expense                                         (30,876)          (70,204)
  Embedded interest expense                               (212,500)       (1,009,662)
                                                       -----------       -----------
                                                          (243,376)       (1,077,419)
                                                       -----------       -----------

LOSS BEFORE MINORITY INTEREST AND EXTRAORDINARY ITEM    (1,105,594)       (3,612,650)

MINORITY INTEREST                                               --           413,050
                                                       -----------       -----------
LOSS BEFORE EXTRAORDINARY ITEM                          (1,105,594)       (3,199,600)

EXTRAORDINARY ITEM - SETTLEMENT OF NOTES PAYABLE,
  NET OF 0 TAXES                                         1,527,890                --
                                                       -----------       -----------

NET INCOME (LOSS)                                      $   422,296       $(3,199,600)
                                                       ===========       ===========

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE:
  Loss before extraordinary item                       $     (0.13)      $     (2.18)
  Extraordinary item                                          0.18                --
                                                       -----------       -----------

  Net income (loss) per common share                   $      0.05       $     (2.18)
                                                       ===========       ===========


BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING                             8,493,113         1,470,800
                                                       ===========       ===========



      The accompanying notes are an integral part of these financial statements.

                           COUNTRY STAR RESTAURANTS, INC.


                         Condensed Statements of Cash Flows
                                     (Unaudited)



                                                    For The Quarter Ended March 31,
                                                    -------------------------------
                                                          1998            1997
                                                    -------------    --------------

NET CASH USED IN OPERATING ACTIVITIES                 $  (623,902)      $  (996,175)
                                                      -----------       -----------
NET CASH USED IN INVESTING ACTIVITIES                          --                --
                                                      -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from line of credit                              850,000           500,000
Payment of note payable                                (1,300,000)               --
Net proceeds from issuance of common and
  preferred stock                                              --             7,857
Capital lease payments                                         --           (35,526)
                                                      -----------       -----------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES      (450,000)          472,331
                                                      -----------       -----------

Net decrease in cash                                   (1,073,902)         (523,844)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD          1,218,845           949,205
                                                      -----------       -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD              $   144,943       $   425,361
                                                      ===========       ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:

Common stock issued upon Conversion of Debt           $   150,000                --

Common stock issued upon extinguishment of Debt       $   167,500                --

Embedded interest relating to Convertible Debt        $   212,500        $ 1,009,662


     The accompanying notes are an integral part of these financial statements.

                         COUNTRY STAR RESTAURANTS, INC.


                     Notes to Condensed Financial Statements
                                   (Unaudited)

NOTE A  -         BASIS OF PRESENTATION

                  The accompanying unaudited condensed financial statements of Country Star Restaurants, Inc. have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.

                  The information furnished herein reflects all adjustments, consisting of only normal recurring accruals and adjustments which are, in the opinion of management, necessary to fairly state the operating results for the respective periods. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The notes to the condensed financial statements should be read in conjunction with the notes to the consolidated financial statements contained in the Company's Form 10-KSB for the year ended December 31, 1997. Company management believes that the disclosures are sufficient for interim financial reporting purposes.


NOTE B  -         EMBEDDED INTEREST EXPENSE

                  Under the terms of line of credit agreement, amounts advanced may be converted to common stock at the lesser of (i) $13.30, or (ii) 80% of the average closing bid price of the common stock for the five consecutive trading days preceding the date of conversion. Accordingly, the Company records embedded interest expense for advances made under the line of credit. For the three months ended March 31, 1998, the Company recorded $212.5 thousand of net embedded interest expense relating to these advances.


NOTE C  -         EXTRAORDINARY ITEM

                  During the three months ended March 31, 1998, the Company recorded an extraordinary gain of $1.53 million on the extinguishment of its $2,995,358 note payable to Cameron Capital.

                  Under the terms of the Settlement Agreement dated February 18, 1998, Cameron agreed to dismiss its legal action against the Company and to accept as payment in full of its unconverted debt $1.3 million cash and 670 thousand shares of the Company's common stock with a market value of $167,500. Cameron does not have any registration rights with respect to the common stock, but is eligible to resell certain amounts immediately pursuant to the provisions of Rule 144 under the Securities Act of 1933.

                  The Company funded Cameron's settlement with an advance on the Company's $3.5 million line of credit. The Company also issued to the lender warrants to acquire 43,333 shares of the Company's common stock at an exercise price of $6.25 per share. No value was assigned to these warrants. The Company has recorded $212.5 thousand as additional paid-in capital for the discount related to the embedded interest in the line of credit advances and fully amortized the expense on February 18, 1998.

==================================          ===============================

No dealer, salesman or other person
is authorized to give any information
or to make any representations not
contained in this Prospectus, with
regard to the offering made hereby.              _____ Shares of Common
This Prospectus does not constitute
an offer to sell any of the
securities offered hereby in any
jurisdiction where, or to any person
to whom, it unlawful to make such an
offer. Neither the delivery of this          COUNTRY STAR RESTAURANTS, INC.
Prospectus nor any sale made
hereunder shall, under any
circumstances, create an implication
that there has been no change in the
information set forth herein or in
the business of the Company since the
date hereof.



         TABLE OF CONTENTS



Available Information . . . . . . 4
Prospectus Summary. . . . . . . . 5
Summary Financial Data. . . . . . 9
Risk Factors. . . . . . . . . . .11
Price Range of Securities . . . .19                ---------------
Dividends . . . . . . . . . . . .20                  PROSPECTUS
Managements's Discussion and                       ---------------
 Analysis of Financial Condi-
 tion and Results of
 Operations . . . . . . . . . . .21
Business. . . . . . . . . . . . .33
Properties. . . . . . . . . . . .45
Legal Proceedings . . . . . . . .46
Management. . . . . . . . . . . .48
Executive Compensation. . . . . .49
Principal Stockholders. . . . . .53
Certain Transactions. . . . . . .54
Description of Capital Stock. . .58
Selling Stockholders and Plan
 of Distribution. . . . . . . . .61
Legal Matters . . . . . . . . . .66                  July 24, 1998
Experts . . . . . . . . . . . . .66
Financial Statements. . . . . . .F-1




==================================          ===============================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

         Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit a director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the directors' duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunction relief, specific performance or other equitable relief against directors.

         The Registrant's Certificate of Incorporation and the Registrant's By-Laws provide that all persons who the Registrant is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Registrant to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         Article VII of the Amended By-Laws of the Company which is set forth below in its entirety, provides for indemnification of officers, directors, employees and agents substantially to the extent permitted under the Delaware General Corporation Law.

         Article VII of the Amended By-Laws provides as follows:

                                  "ARTICLE VII"
                                 INDEMNIFICATION

         The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under subsections (a) through (f) of Section 145 of the General Corporation Law of the State of Delaware or the indemnification provisions of any successor statute and (c) advance reasonable and necessary expenses in connection with such actions or suits, and not seek reimbursement of such expenses unless there is a specific determination that the officer or director is not entitled to such indemnification. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such persons may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES AND ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than commissions) are as follows:

Securities and Exchange Commission
 registration fee                                             $ 1,074.18
Printing and engraving expenses                                        *
Legal fees and expenses                                                *
Accounting fees and expenses                                           *
Blue sky fees and expenses (including
 legal fees)                                                           *
Transfer agent and registrar fees
 and expenses                                                          *
Miscellaneous                                                          *

         Total                                                $
                                                              ==========



*        To be filed by amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         Since April 1995, the Registrant has issued securities without registration under the Securities Act in the following transactions (in each case giving retroactive effect to the subsequent reverse stock split):

         On July 28, 1995, the Company completed an interim bridge financing and sold 37 units (the "Units") to non-affiliated, accredited investors, each Unit consisting of (i) a $50,000, 6% promissory note due the earlier of twelve (12) months from the date of issuance or the Company's receipt of at least $5,000,000 in gross proceeds from a public or private sale of its securities, a joint venture or licensing agreement, (ii) 5,000 shares of Common Stock, and (iii) 3,000 warrants. The net proceeds from the Bridge Financing were approximately $1,650,000 (after commissions and expenses) and in connection therewith the Company issued an aggregate of 185,000 shares of Common Stock and 111,000 warrants.

         On February 12, 1996, the Company sold 24,190 shares of Common Stock to Dan Rubin, an individual, and Roy B. Rubin, M.D., P.C., M.P.P.P., a pension fund (the "Pension Fund") for an aggregate purchase price of $635,000.

         On April 10, 1996, the Company sold 10,000 shares of Common Stock and 50,000 Warrants to Mr. Rex Licklider for an aggregate purchase price of $300,000. On April 10, 1996, the Company sold 16,666 shares of Common Stock and 83,334 Warrants to the Licklider Living Trust Dated 5/2/86 (the "Trust") for an aggregate purchase price of $500,000.

         On April 10, 1996, the Company also sold (i) 10,000 shares of Common Stock and 50,000 Warrants to Bruce Sokoloff for an aggregate purchase price of $300,000, (ii) 13,333 shares of Common Stock and 66,667 Warrants to Wisdom Tree Associates for an aggregate purchase price of $400,000 and (iii) 25,000 shares of Common Stock and 125,000 Warrants to Dan Rubin for an aggregate purchase price of $750,000.

         On July 10, 1996, the Company sold 11,428 shares of Common Stock and 85,715 Warrants to Bruce Sokoloff for an aggregate purchase price of $400,000.

         On August 28, 1996, the Company sold 17,037 shares of Series A Preferred Stock to Dan Rubin, an individual, Robert Lyszczarz, an individual and Roy B. Rubin, M.D., P.C., M.P.P.P., a pension fund (the "Pension Fund") for an aggregate purchase price of $2,280,000. In connection with the transaction, the Company issued an aggregate of 306,667 warrants.

         On September 16, 1996, the Company sold an aggregate of 10,000 shares of Common Stock and 100,000 Warrants to the Alan &

Coralie Goldsmith Trust and the Alan J. Goldsmith Accountancy Corp. Defined Benefit Pension Trust for an aggregate purchase price of $200,000.

         On October 10, 1996 the Company sold 4,000 shares of newly issued 7% Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). The sale was made to Cameron Capital Ltd., a foreign institutional investor, for an aggregate purchase price of $4,000,000, or $1,000 per share. On February 12, 1997, all of the outstanding shares of Series B Convertible Preferred Stock was exchanged by the holder with the Company for a Convertible Term Note in the principal amount of $4,000,000.

         On February 12, 1997, all of the outstanding shares of Series B Convertible Preferred Stock were exchanged by the holder, Cameron Capital Ltd. for a Convertible Term Note in the principal amount of $4,000,000.

         On May 7, 1997, the Company sold pursuant to Regulation S under the Securities Act of 1933, as amended (the "Act") 5% Convertible Debentures for $700,000 to institutional investors abroad, convertible 41 days after closing at a price equal to 70% of the average closing bid price during the 5 days preceding the conversion date.

         On May 28, 1997, the Company sold pursuant to Regulation S under the Act 5% Convertible Debentures for $500,000 to institutional investors abroad, convertible 41 days after closing at a price equal to 70% of the average closing bid price during the 5 days preceding the conversion date.

         On June 30, 1997, the Company issued warrants to acquire 150,000 shares of its Common Stock at an exercise price of $2.10 per share to a private investor. The warrants were exercised immediately and the Company issued 150,000 shares of its Common Stock to the private investors. The Company received net proceeds from the exercise of the warrants of $315,000. No commissions or fees were paid by the Company.

         During July/August 1997, the Company sold in a private offering an aggregate of 357,857 shares of its Common Stock at a price of $2.80 per share, for a total offering price of $1,002,000. Josephthal Lyon & Ross Inc. acted as placement agent and received commissions of approximately $107,000. The net proceeds received by the Company were approximately $895,000.

         During October, 1997 the Company issued 1,045,743 shares of Common Stock to investors in consideration for a full release of alleged claims arising out of securities sold to them by the Company from May, 1997 through August, 1997. These claims alleged that the securities sold had been unfairly priced and the additional shares were issued to give the investors an overall price that reflected the market value of the Common Stock at the time of settlement.

         During December, 1997, the Company issued 225,000 shares of Common Stock to Cirrus LLC in partial consideration for the Company's purchase of Cirrus' interest in the limited liability company which owned the Company's restaurant in Las Vegas.

         During February, 1998, the Company issued 670,000 shares of Common Stock to Cameron Capital Ltd. under a Settlement Agreement relating to settlement of the Company's long term debt obligation to Cameron Capital Ltd..

         The sales and issuances of the Common Stock and warrants described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof as transactions not involving a public offering or pursuant to Regulation S. The purchasers in such private offerings represented their intention to acquire the securities for investment only and not with a view to the distribution thereof and appropriate legends were affixed to the stock certificates issued in such transactions.

ITEM 27. EXHIBITS.

EXHIBIT NO.

(1)       3.1     Certificate of Incorporation of the Company

(2)       3.2     Amendment to Certificate of Incorporation

(3)       3.3     Amendment to Certificate of Incorporation dated June 27, 1997
                  (authorization of additional shares)

(3)       3.4     Amendment to Certificate of Incorporation dated February 10,
                  1998 (reverse split)

(4)       3.5     Amended By-Laws of the Company

(3)      10.1     Lease between Copperfield Investment and Development Company and the Company relating to office space at 4929 Wilshire
                  Boulevard, Los Angeles, California, dated May 28, 1997

(5)      10.2     (a) Lease Agreement by and between MCA Development Company and
                  Roma, LA, Inc., dated May 27, 1987

                  (b) First Amendment to Lease dated May 27, 1987, by and between MCA Development Company and Roma California, Inc., as successor-in-interest to Roma LA, Inc., dated July 28, 1998

                  (c) Assignment and Assumption of Lease by and between Roma California, Inc., a successor-in-interest to Roma LA, Inc., Romacorp., Inc., as successor-in-interest to Roma Corporation and the Company, dated January 31, 1994

                  (d) Consent to Lease Assignment by and among MCA Development Company, Roma California, Inc., Roma LA, Inc., Roma Corporation and the Company, dated February 1, 1994

(6)      10.3     Lease by and between Four Seas Investment Company, M.D. Hope
                  Close Trust R-21 and the Company with respect to the Las Vegas restaurant, dated February 15, 1995

(7)      10.4     Agreement regarding new lease for Las Vegas restaurant between
                  Restaurant Ventures of Nevada, Inc. and Country Star
                  Restaurants, Inc., dated December 30, 1997

(7)      10.5     LLC Interest Purchase Agreement and Assignment between the
                  Company and Mirage Resorts, Inc., dated December 30, 1997

*        10.6     Settlement Agreement by and between 3030 Peachtree, L.L.C. and the Company, dated December 23, 1997

(8)      10.7     Secured Loan Agreement among Dan Rubin, Cameron Capital Ltd.
                  and the Company, dated February 12, 1997

(3)      10.8     Settlement Agreement between Cameron Capital Ltd. and the
                  Company, dated February 18, 1998

(3)      10.9     Refinancing Agreement between Roy B. Rubin, M.D., P.C.,
                  M.P.P.P. and the Company(2), dated February 18, 1998

**       11       Computation of Earnings Per Share

**       23.1     Consent of Cacciamatta Accountancy Corporation

**       23.2     Consent of Wolf Haldenstein Adler Freeman & Herz LLP

----------------
(1) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2, File No. 33-67526-A.

(2) Previously filed as an exhibit to the Company's Registration Statement on Form S-1, File No. 33-96450.

(3) Previously filed as an exhibit to the Company's Form 10-KSB dated April 15, 1998.

(4) Previously filed as an exhibit to the Company's Registration Statement on Form S-3, File No. 333-05105.

(5) Previously filed as an exhibit to the Company's Form 10-KSB for the year ended December 31, 1993. (filed March 30, 1994).

(6) Previously filed as an exhibit to the Company's Registration Statement on Form S-3, File No. 33-33393.

(7) Previously filed as an exhibit to the Company's Form 8-K dated January 20, 1998.

(8) Previously filed as an exhibit to the Company's Form 8-K dated February 12, 1997.

*    To be filed by amendment.

**   Filed herewith.

ITEM 28. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes to:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) include any additional or changed material information on the plan of distribution;

         (2) for determining liability under the Securities Act, treat each such post-effective amendment as a new registration of the securities offered, and the offering of such securities at that time to be initial bona fide offering; and

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes (1) that for the purpose of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the

Securities Act as part of this Registration Statement as of the time the Securities and Exchange Commission declares it effective; and (2) that for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new Registration Statement for the securities offered in the Registration Statement therein, and treat the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on July 24, 1998.



                                         COUNTRY STAR RESTAURANTS, INC.



                                         By: /s/ DAN J. RUBIN
                                            ---------------------------
                                                 Dan J. Rubin, President
                                                 and Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature                          Title               Date
---------                          -----               ----



                                   Chairman of the
                                   Board, President
                                   Chief Executive
                                   Officer and
/s/ DAN J. RUBIN                   Director            July 24, 1998
--------------------------         ----------------
    Dan J. Rubin



/s/ ROBERT A. NARDONE, JR.         Director            July 24, 1998
--------------------------         --------------
    Robert A. Nardone, Jr.



/s/ DARREN C. RICE                 Director            July 24, 1998
--------------------------         ---------------
    Darren C. Rice